Exhibit 4.16

Execution Version

Trust Deed

GlaxoSmithKline plc

and

Haleon plc

and

GSK Consumer Healthcare Capital UK plc

and

GSK Consumer Healthcare Capital NL B.V.

and

Deutsche Trustee Company Limited

£10,000,000,000 Euro Medium Term Note Programme

16 March 2022

CONTENTS

CLAUSE		PAGE
1.	DEFINITIONS	2
2.	AMOUNT AND ISSUE OF THE NOTES	11
3.	FORMS OF THE NOTES	14
4.	FEES, DUTIES AND TAXES	16
5.	COVENANT OF COMPLIANCE	16
6.	CHANGE OF TAXING JURISDICTION	16
7.	CANCELLATION OF NOTES AND RECORDS	16
8.	GUARANTEE AND INDEMNITY	17
9.	NON-PAYMENT	20
10.	PROCEEDINGS, ACTION AND INDEMNIFICATION	20
11.	APPLICATION OF MONEYS	20
12.	NOTICE OF PAYMENTS	21
13.	INVESTMENT BY TRUSTEE	21
14.	PARTIAL PAYMENTS	21
15.	COVENANTS BY THE ISSUER AND EACH GUARANTOR	22
16.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE	24
17.	SUPPLEMENT TO TRUSTEE ACTS	26
18.	TRUSTEE’S LIABILITY	30
19.	TRUSTEE CONTRACTING WITH THE ISSUER, GLAXOSMITHKLINE PLC OR HALEON PLC	30
20.	WAIVER, AUTHORISATION AND DETERMINATION	31
21.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER	33
22.	NO NOTICE TO COUPONHOLDERS	33
23.	CURRENCY INDEMNITY	34
24.	NEW TRUSTEE	34
25.	TRUSTEE’S RETIREMENT AND REMOVAL	35
26.	TRUSTEE’S POWERS TO BE ADDITIONAL	35
27.	NOTICES	35
28.	GOVERNING LAW AND SUBMISSION TO JURISDICTION	37
29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	38
30.	GENERAL	38
SCHEDULE 1		39
Terms and Conditions of the Notes		39
SCHEDULE 2		78
Forms of Global and Definitive Notes, Coupons and Talons		78
Part 1 – Forms of Temporary Global Note		78
Part 2 – Forms of Permanent Global Note		15
Part 3 – Form of Definitive Note		33
Part 4 – Form of Coupon		37
Part 5 – Form of Talon		39
SCHEDULE 3		42
Provisions for Meetings of Noteholders		42
SIGNATORIES		50

THIS TRUST DEED is made on 16 March 2022

BETWEEN:

(1)

GSK CONSUMER HEALTHCARE CAPITAL UK PLC, a company incorporated under the laws of England and Wales, whose registered office is at 980 Great West Road, Brentford, Middlesex, United Kingdom, TW8 9GS (“CH Capital UK”);

(2)

GSK CONSUMER HEALTHCARE CAPITAL NL B.V., a company incorporated under the laws of the Netherlands, whose registered office is at 980 Great West Road, Brentford, Middlesex, United Kingdom, TW8 9GS (“CH Capital BV”);

(3)	GLAXOSMITHKLINE PLC, a company incorporated under the laws of England and Wales, whose registered office is at 980 Great West Road, Brentford, Middlesex, United Kingdom, TW8 9GS;

(4)	HALEON PLC, a company incorporated under the laws of England and Wales, whose registered office is at 980 Great West Road, Brentford, Middlesex, United Kingdom, TW8 9GS; and

(5)

DEUTSCHE TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London, EC2N 2DB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders (each as defined below).

RECITALS:

(A)

By a resolution of the Board of Directors of each of CH Capital UK and CH Capital BV dated 11 March 2022 and 11 March 2022 respectively, CH Capital UK and CH Capital BV established a Euro Medium Term Note Programme pursuant to which each of CH Capital UK and CH Capital BV may from time to time issue Notes up to a maximum nominal amount (calculated in accordance with clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of £10,000,000,000 (subject to increase as provided in the Programme Agreement) (the “Programme Limit”).

(B)

By a resolution of the Board of Directors of GlaxoSmithKline plc passed on 11 March 2022, GlaxoSmithKline plc resolved to guarantee all Notes issued by CH Capital UK or CH Capital BV, as the case may be, under the Programme (as defined below) from the date of this Deed up to but excluding the Guarantee Assumption Date (as defined below).

(C)

By a resolution of the Board of Directors Haleon plc passed on 11 March 2022, Haleon plc resolved to guarantee with effect from (and including) the Guarantee Assumption Date all Notes issued by CH Capital UK or CH Capital BV, as the case may be, under the Programme (including those issued prior to (but excluding) the Guarantee Assumption Date).

(D)

In respect of any Notes issued prior to (but excluding) the Guarantee Assumption Date, with effect from (and including) the Guarantee Assumption Date: (i) GlaxoSmithKline plc will cease to provide a guarantee in respect of such Notes and will be irrevocably and unconditionally discharged and released from all liabilities under the Guarantee without the need for any further action on the part of any person; (ii) any liability incurred by GlaxoSmithKline plc under its guarantee of such Notes will be unconditionally and irrevocably assumed by Haleon plc; and (iii) such Notes will be guaranteed unconditionally and irrevocably by Haleon plc.

(E)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	DEFINITIONS

1.1	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agency Agreement” means the agreement dated 16 March 2022, as amended and/or supplemented and/or restated from time to time, pursuant to which CH Capital UK, CH Capital BV, GlaxoSmithKline plc and Haleon plc have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

“Agent” means, in relation to all or any Series of the Notes, Deutsche Bank AG, London Branch at its office at Winchester House, 1 Great Winchester Street, London, EC2N 2DB or, if applicable, any Successor agent in relation to all or any Series of the Notes;

“Appointee” means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

“Associate” means the holding company if any, and Subsidiary of the relevant Issuer or of its holding company;

“Auditors” means the auditors for the time being and, in the case of joint auditors, the joint auditors for the time being of the relevant Issuer, GlaxoSmithKline plc or Haleon plc (as the case may be), or in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other accountant or firm of accountants as may be selected for the purpose by the relevant Issuer, GlaxoSmithKline plc or Haleon plc (as the case may be) and approved by the Trustee and, failing such selection by the relevant Issuer, GlaxoSmithKline plc or Haleon plc (as the case may be) as may be selected by the Trustee, for the purposes of these presents;

“Authorised Representative” means, in relation to any document to be approved and/or signed on behalf of the relevant Issuer, any Director and/or any person authorised to approve and/or sign the same by resolutions of the Board of Directors of CH Capital UK passed on 11 March 2022 or by resolutions of the Board of Directors of CH Capital BV passed on 11 March 2022 as the case may be, or by any Resolution of the Board of Directors of the relevant Issuer or a duly authorised Committee thereof passed subsequent to those dates;

“CGN” means a Temporary Global Note or a Permanent Global Note and in either case where the applicable Pricing Supplement specify the Note is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, S.A.;

“Code” means the US Internal Revenue Code of 1986, as amended;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) as completed by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)

if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part A of Part 4 of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s); or

(b)

if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part B of Part 4 of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s); or

(c)

if appertaining to a definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

“Dealers” means Banco Santander, S.A., Barclays Bank PLC, BofA Securities Europe SA, BNP Paribas, Citigroup Global Markets Europe AG, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Goldman Sachs Bank Europe SE, HSBC Bank plc, HSBC Continental Europe, J.P. Morgan SE, J.P. Morgan Securities plc, Merrill Lynch International, Mizuho International plc, Mizuho Securities Europe GmbH, Morgan Stanley & Co. International plc, Morgan Stanley Europe SE, Standard Chartered Bank and any other entity which the relevant Issuer and the Guarantor may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or the “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Note” means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Pricing Supplement and having the relevant information supplementing the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Talons attached thereto on issue;

“Directors” means the Board of Directors for the time being of the relevant Issuer or, as the case may be, GlaxoSmithKline plc or Haleon plc;

“Early Redemption Amount” has the meaning ascribed thereto in Condition 6.10;

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Union, as amended;

“Euroclear” means Euroclear Bank SA/NV;

“Euronext Dublin” means the Irish Stock Exchange plc trading as Euronext Dublin;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility;

“Event of Default” means any of the events described in Condition 9 which, except in the case of the first specified event in such Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders;

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 3;

“FATCA Withholding” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom;

“Global Note” means a Temporary Global Note and/or a Permanent Global Note as the context may require;

“Guarantee” means the guarantee and indemnity of the Guarantor set out in clause 8;

“Guarantee Assumption Date” has the meaning given to it in the Conditions;

“Guarantor” means:

(a)	prior to (but excluding) the Guarantee Assumption Date, GlaxoSmithKline plc; and

(b)	with effect from (and including) the Guarantee Assumption Date, Haleon plc,

provided that:

(i)

Notes issued by any Issuer prior to (but excluding) the Guarantee Assumption Date will be unconditionally and irrevocably guaranteed solely by GlaxoSmithKline plc up to, and excluding, the Guarantee Assumption Date; and

(ii)

with effect from (and including) the Guarantee Assumption Date, (A) Notes issued by the Issuers (including those issued prior to (but excluding) the Guarantee Assumption Date) will be unconditionally and irrevocably guaranteed solely by Haleon plc and (B) GlaxoSmithKline plc will be irrevocably and unconditionally discharged and released from all obligations and liabilities under this Trust Deed, the Notes, the Guarantee and any other document entered into by GlaxoSmithKline plc in connection with the Programme and any issue of Notes thereunder without the need for any further action on the part of any person, and references to “Guarantor” and “Guarantee” throughout these presents shall be construed accordingly;

“Holding Company” means a holding company within the meaning of Section 1159 of the Companies Act 2006 of Great Britain;

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

“Interest Payment Date” means, in relation to any Floating Rate Note, either:

(a)

the date which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Pricing Supplement;

“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Temporary Global Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

“Issuer” means either CH Capital UK or CH Capital BV, as the case may be;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Liability” means any loss, damage, cost (including the cost of the Trustee using its management’s time and/or other internal resources calculated using its normal hourly rates in force from time to time), charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“London Business Day” has the meaning set out in Condition 4.2(b)(vi);

“Market” means the Global Exchange Market of Euronext Dublin;

“Maturity Date” means the date on which a Note is expressed to be redeemable;

“month” means calendar month;

“NGN” means a Temporary Global Note or a Permanent Global Note and in either case where the applicable Pricing Supplement specify the Note is a New Global Note;

“Note” means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer, the Guarantor and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the relevant Issuer, the Guarantor and the relevant Dealer(s) and issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall initially be represented by, and comprised in, a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 10;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the relevant Issuer, the Guarantor and the Trustee, solely in such common depositary or common safekeeper (as the case may be) and for which purpose such common depositary or common safekeeper (as the case may be) shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder” and “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 15;

“Official List” means the Official List of Euronext Dublin;

“outstanding” means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)

those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 15) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 6.6 and 6.7;

(d)	those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)

(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)	any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the holders of the Notes of any Series, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing Systems as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of clause 10.1, Conditions 9, 11 and 14 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(iii)

any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)

the certification or determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the relevant Issuer, the Guarantor or any of their Subsidiaries, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the relevant Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part 2A of Schedule 2 (in the case of CH Capital UK) and Part 2B of Schedule 2 (in the case of CH Capital BV) with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s), together, in each case, with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition as provided under Condition 9, would constitute an Event of Default;

“Principal Subsidiary” means at any time a Subsidiary of the Guarantor:

(a)

whose total assets are at least ten per cent of the consolidated total assets of the Guarantor and its Subsidiaries, determined by reference to the then most recent published audited consolidated financial statements of the Guarantor and its Subsidiaries (provided that total assets will, for this purpose, exclude assets eliminated in such consolidation); or

(b)

whose total profits before interest payable and tax (“Gross Profits”) are at least ten per cent of the consolidated Gross Profits of the Guarantor and its Subsidiaries, determined by reference to the then most recent published audited consolidated financial statements of the Guarantor and its Subsidiaries (provided that Gross Profits will, for this purpose, exclude profits eliminated in such consolidation); or

(c)

which has had transferred to it (since the date of the most recent published audited consolidated financial statements of the Guarantor and its Subsidiaries) the whole or substantially the whole of the assets and undertaking of a Subsidiary which immediately prior to such transfer was a Principal Subsidiary;

and further provided always that a certificate signed by any two Directors of the Guarantor or by any other Director and the Secretary of the Guarantor to the effect that a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all concerned for the purposes of these presents.

For the purposes of this definition if there shall at any time not be any relevant audited consolidated financial statements of the Guarantor and its Subsidiaries, references thereto herein shall be deemed to be references to a consolidation by the Auditors of the relevant audited financial statements of the Guarantor and its Subsidiaries;

“Programme” means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement of even date herewith between CH Capital UK, CH Capital BV, GlaxoSmithKline plc, Haleon plc and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

“Redemption Month” means, in respect of any Floating Rate Note, the month and year of the Interest Payment Date on which any such Note is expressed to be redeemable;

“Relevant Date” has the meaning set out in Condition 20;

“repay”, “redeem” and “pay” shall each include both of the others and cognate expressions shall be construed accordingly;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are:

(a)	expressed to be consolidated and form a single series; and

(b)	identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices,

and the expressions “Notes of the relevant Series, holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the Euronext Dublin or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means any company which is for the time being a subsidiary (within the meaning of Section 1159 of the Companies Act 2006 of Great Britain);

“Successor” means, in relation to the Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent and paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Agent and the other Paying Agents being within the same city as those for which it is they are substituted) as may from time to time be nominated, in each case by the relevant Issuer and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

“Successor in Business” means a company which has acquired as a going concern all or substantially all of the undertaking, assets and liabilities of the relevant Issuer or the Guarantor, as the case may be;

“Talonholders” means the several persons who are for the time being holders of the Talons;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 5 of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

“Temporary Global Note” means a temporary global note in the form or substantially in the form set out in Part 1A of Schedule 2 (in the case of CH Capital UK), and Part 1B of Schedule 2 (in the case of CH Capital BV), together, in each case, with the copy of the applicable Pricing Supplement annexed thereto with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Agent, the Trustee and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

“these presents” means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplement, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing and admission to trading);

“Trustee Acts” mean both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee; and

“Zero Coupon Note” means a Note on which no interest is payable.

1.2	Words denoting the singular shall include the plural and vice versa.

1.3	Words denoting one gender only shall include the other genders.

1.4	Words denoting persons only shall include firms and corporations and vice versa.

1.5

All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer or the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5.6.

1.6

All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re enactment.

1.7

Unless the context otherwise requires, any reference to EU legislation, regulatory requirement, or guidance should be read as a reference to that EU legislation, regulatory requirement or guidance as it forms part of UK domestic law pursuant to the European Union (Withdrawal) Act 2018 (as amended) or as otherwise adopted under, or given effect to in, UK legislation or the UK regulatory regime and any reference to EU competent authorities should be read as references to the relevant UK competent authority.

1.8	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

1.9

All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

1.10

All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes.

1.11

Any reference in these presents to a written notice, consent or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice, consent or approval being given by e-mail, provided such notice, consent or approval is confirmed in writing as soon as reasonably practicable thereafter.

1.12

All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system as is approved by the relevant Issuer, the Guarantor, the Agent and the Trustee or as may otherwise be specified in the applicable Pricing Supplement.

1.13

All references in these presents to the “records” of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

1.14	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain, as amended or repealed.

1.15

In this Trust Deed references to Schedules, clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

1.16	In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

1.17

Terms and expressions defined in these presents, the Agency Agreement, the Conditions or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement, the Conditions and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement, the Conditions or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

1.18

All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

1.19

As used herein, in relation to any Notes which are to have a “listing” or be “listed” on Euronext Dublin, or any other Stock Exchange in a jurisdiction where admission to listing is approved and announced by a regulatory authority other than that Stock Exchange itself, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the Market or the relevant list of such other regulatory authority and admitted to trading on such Stock Exchange’s market for listed securities, respectively. The Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2014/65/EU).

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes, Pricing Supplement and Legal Opinions

(a)

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount clause 3 of the Programme Agreement shall apply.

(b)

By not later than 3.00 p.m. (London time) on the second London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date of each Temporary Global Note and the nominal amount of the Notes to be issued. Upon the issue of the relevant Temporary Global Note(s), such Notes shall become constituted by these presents without further formality.

(c)

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in English law affecting the relevant Issuer, the Guarantor, these presents, the Programme Agreement, the Agency Agreement or the Trustee has other reasonable grounds), the relevant Issuer and the Guarantor will procure that further legal opinions (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2	Covenant to repay principal and to pay interest

(a)

The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to clause 2.4) PROVIDED THAT:

(i)

every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(ii)

in the case of any payment of principal which is not made to the Trustee or the Agent on or before the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6.13 shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes in accordance with Condition 15 (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6.13) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 15) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, PROVIDED THAT, upon further presentation thereof being duly made, such payment is made.

(b)	The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Paying Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred the Trustee may:

(a)

by notice in writing to the relevant Issuer, the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement until notified by the Trustee to the contrary and so far as permitted by any applicable law:

(i)

to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)

to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and

(b)

by notice in writing to the relevant Issuer and the Guarantor, require each of the relevant Issuer and the Guarantor to make all subsequent payments in respect of the Notes and Coupons issued by such Issuer to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to such Issuer and the Guarantor and until such notice is withdrawn proviso (i) to subclause (b) of this clause relating to the Notes shall cease to have effect.

2.4

If the Floating Rate Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated by the Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4 except that the rates of interest need not be published.

2.5	Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.6	Further Notes

The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7	Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this clause and of clauses 3 to 23 (both inclusive) and 23.2 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly and references to the relevant Issuer shall be construed as references to that one of CH Capital UK or CH Capital BV which is the issuer of the Notes of the relevant Series.

3.	FORMS OF THE NOTES

3.1	Global Notes

(a)

The Notes of each Tranche will initially be represented by a single Temporary Global Note. Each Temporary Global Note shall be exchangeable, upon a request as described therein, for either Definitive Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer, the Guarantor and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)

Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1A of Schedule 2 (in the case of CH Capital UK) and Part 1B of Schedule 2 (in the case of CH Capital BV), and may be a facsimile or photocopy. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by an Authorised Representative of the relevant Issuer on behalf of the relevant Issuer, shall be authenticated by an authorised signatory on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(c)

Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2A of Schedule 2 (in the case of CH Capital UK) and Part 2B of Schedule 2 (in the case of CH Capital BV), and may be a facsimile or photocopy. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by an Authorised Representative of the relevant Issuer on behalf of the relevant Issuer, shall be authenticated by an authorised signatory on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

3.2	Definitive Notes

(a)

The Definitive Notes, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part 3, Part 4 and Part 5, respectively, of Schedule 2. The Definitive Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Definitive Notes unless not so permitted by the relevant Stock Exchange (if any), or the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Coupons and the Talons shall pass by delivery.

(b)

The Definitive Notes shall be signed manually or in facsimile by an Authorised Representative of the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by an authorised signatory of the Agent on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. The Coupons and the Talons shall not be signed. No Definitive Note and none of the Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

3.3	Facsimile signatures

The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is an Authorised Representative of the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased to be such and the Notes so executed and authenticated shall be binding and valid obligations of the relevant Issuer.

3.4	Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the Guarantor, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (b) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Coupon or Talon; and

(b)

each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the relevant Issuer, the Guarantor, the Trustee and the Agent, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Global Note, Definitive Note, Coupon or Talon.

3.5	Certificates of Euroclear, Clearstream, Luxembourg

Without prejudice to the provisions of clause 17.2(w), the relevant Issuer, the Guarantor and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear, or Clearstream, Luxembourg or any form of record made by any of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.	FEES, DUTIES AND TAXES

The relevant Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (a) in the United Kingdom, Belgium and Luxembourg on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Notes, the Coupons and the Talons and (b) in any jurisdiction on or in connection with any action properly taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	COVENANT OF COMPLIANCE

Each Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on them. The Conditions shall be binding on the relevant Issuer, the Guarantor, the Noteholders, the Couponholders and the Talonholders. The Trustee shall be entitled to enforce the obligations of the relevant Issuer and the Guarantor under the Notes, the Coupons and the Talons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Coupons and the Talons. The provisions contained in the Schedules shall have effect in the same manner as if herein set out. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	CHANGE OF TAXING JURISDICTION

If the relevant Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the United Kingdom and The Netherlands or any such authority of or in such territory then the relevant Issuer or, as the case may be, the Guarantor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of the relevant paragraph of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that paragraph to the United Kingdom or The Netherlands or references to that other or additional territory or authority to whose taxing jurisdiction the relevant Issuer or the Guarantor has become so subject and in such event these presents will be read accordingly provided that, where such undertaking is to be given by the relevant Issuer in respect of the United Kingdom or The Netherlands, such undertaking shall be in the form of the relevant paragraph of Condition 7 replacing references to the relevant Issuer with references to the other Issuer.

7.	CANCELLATION OF NOTES AND RECORDS

7.1

The relevant Issuer shall procure that all Notes issued by it (a) redeemed or (b) purchased by or on behalf of the relevant Issuer or Guarantor or any Subsidiary of the relevant Issuer or Guarantor or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10, shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)

the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, the Guarantor or any Subsidiary of the relevant Issuer or Guarantor and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)

the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)

the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

7.2

The relevant Issuer shall procure (a) that the Agent shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption or purchase by or on behalf of the relevant Issuer, the Guarantor or any subsidiary of the relevant Issuer or Guarantor, any cancellation or any payment (as the case may be) and of all replacement Notes, Coupons or Talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (b) that the agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the relevant date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

8.	GUARANTEE AND INDEMNITY

8.1	Guarantee and indemnity

The provisions of this clause 8.1 are subject to the provisions of clause 8.2 below.

(a)	Guarantee

The Guarantor unconditionally and irrevocably guarantees that, if for any reason the relevant Issuer does not pay any sum payable by it under these presents by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum to or to the order of the Trustee in London in the relevant currency in immediately available funds before close of business in that city (or in the case of sums due under clause 16, in London in pounds sterling in immediately available funds before close of business in that city) on that date provided (in the case of payments due on or in respect of the Notes or Coupons) that the proviso to clause 2.2 will apply (with consequential amendments as necessary) to any such payments. All payments in respect of principal and interest by the Guarantor will be made subject to Condition 5.

(b)	Guarantor as Principal Debtor

As between the Guarantor and the Trustee, the Noteholders and the Couponholders, but without affecting the relevant Issuer’s obligations, the Guarantor will be liable under this clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (i) any time, indulgence, waiver or consent at any time given to the relevant Issuer or any other person, (ii) any modification to any other provisions of these presents or to the Conditions or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the relevant Issuer or any other person for payment, (iv) the enforcement or absence of enforcement of these presents or of any security or other guarantee or indemnity, (v) the release of any such security, guarantee or indemnity, (vi) the dissolution, amalgamation, reconstruction or reorganisation of the relevant Issuer or any other person or (vii) the illegality, invalidity or unenforceability of or any defect in any provision of these presents or any of the relevant Issuer’s obligations under any such provision).

(c)	Guarantor’s Obligations Continuing

The Guarantor’s obligations under these presents are and will remain in full force and effect by way of continuing security until no sum remains payable under these presents. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever.

(d)	Exercise of Guarantor’s Rights

So long as any sum remains payable under these presents, any right of the Guarantor, by reason of performance of any of its obligations under this clause, to be indemnified by the relevant Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve.

(e)	Suspense Accounts

Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the relevant Issuer to the Trustee in accordance with clause 2) in respect of any sum payable by the relevant Issuer under these presents may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

(f)	Repayment to the Issuer

If any payment received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of these presents is, on the subsequent bankruptcy or insolvency of the relevant Issuer, avoided under any laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at all times remained owing by the relevant Issuer.

(g)	Debts of Issuer

If any moneys become payable by the Guarantor under this Guarantee, the relevant Issuer will not (except in the event of the liquidation of the relevant Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from such Issuer to the Guarantor.

(h)	Indemnity

As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the relevant Issuer under these presents but which is for any reason (whether or not now known or becoming known to the relevant Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from such Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand. This indemnity constitutes a separate and independent obligation from the other obligations in these presents, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by the Trustee or any Noteholder or Couponholder.

8.2	Release of GlaxoSmithKline plc and Assumption of Liability by Haleon plc

(a)

From (and including) the Guarantee Assumption Date, GlaxoSmithKline plc shall, without the need for any further action on the part of any person: (A) relinquish all of its rights, and unconditionally and irrevocably be discharged and released from all of its duties, responsibilities, obligations and liabilities (whether accrued, contingent or otherwise) under the Guarantee, the Notes, the Agency Agreement, these presents and (for the avoidance of doubt, subject as provided for in the Programme Agreement) any other document entered into by GlaxoSmithKline plc in connection with the Programme which have accrued prior to (but excluding) the Guarantee Assumption Date or which accrue thereafter in relation to any act or omission or alleged act or omission which occurred prior to (but excluding) the Guarantee Assumption Date)), and (B) cease to be a Guarantor for the purpose of these presents.

(b)

On the Guarantee Assumption Date, Haleon plc shall (A) assume and agrees to pay, discharge and perform all rights, duties, responsibilities, obligations and liabilities of GlaxoSmithKline plc (whether accrued, contingent or otherwise) under the Guarantee, the Notes, the Agency Agreement, these presents and (for the avoidance of doubt, subject as provided for in the Programme Agreement) any other document entered into by GlaxoSmithKline plc in connection with the Programme and (B) will be a Guarantor for the purpose of these presents in respect of any Notes issued prior to (but excluding) the Guarantee Assumption Date and any further issues of Notes by the relevant Issuer.

(c)

The Trustee shall, for itself and for and on behalf of the Noteholders and without the need for any further consent or sanction of any of the Noteholders or Couponholders of any Series of Notes at the written request and cost of GlaxoSmithKline plc, execute all such documents, deeds and instruments, undertake all such acts and take all such steps as may be necessary or desirable to carry out and give effect to the release of GlaxoSmithKline plc as Guarantor and the assumption of liability by Haleon plc as

Guarantor as provided for in paragraphs (a) and (b) above. In doing so the Trustee shall not incur any liability to any person and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantor, the Trustee or any other person, any indemnification or payment in relation thereto.

9.	NON-PAYMENT

Proof that as regards any specified Note or Coupon the relevant Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

10.	PROCEEDINGS, ACTION AND INDEMNIFICATION

10.1

Subject to clause 8.2(c), the Trustee shall not be bound to take any action or proceedings mentioned in Condition 11 or any other action in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in aggregate nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

10.2

Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails or is unable to do so within 60 days and such failure or inability is continuing.

11.	APPLICATION OF MONEYS

11.1

All moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, the Guarantor (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void or in respect of which claims have become prescribed under Condition 8) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes issued by such Issuer, be apportioned pari passu and rateably between each Series of the Notes issued by such Issuer, and all moneys received by the Trustee under these presents from the relevant Issuer or, as the case may be, the Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes issued by such Issuer or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to clause 13):

(a)	FIRST in payment or satisfaction of all amounts then due and unpaid under clause 16 to the Trustee and/or any Appointee;

(b)	SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

(c)	THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series issued by such Issuer;

(d)	FOURTHLY in payment of the balance (if any) to the Guarantor if any moneys were received from such Guarantor and to the extent of such moneys; and

(e)

FIFTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer and any other person).

11.2

Without prejudice to this clause 11, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

12.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 15 of the day fixed for any payment to them under clause 11. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

13.	INVESTMENT BY TRUSTEE

13.1

No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

13.2

The Trustee may deposit moneys in respect of the Notes in its name in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

13.3

The parties acknowledge and agree that in the event that any deposits in respect of the Notes are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution, the Trustee shall not be liable to make up any shortfall or be liable for any loss.

13.4

The Trustee may at its discretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under clause 11. All interest and other income deriving from such deposits shall be applied first in payment or satisfaction of all amounts then due and unpaid under clause 16 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders of such Series or the holders of the related Coupons, as the case may be.

14.	PARTIAL PAYMENTS

Upon any payment under clause 11 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee, the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

15.	COVENANTS BY THE ISSUER AND EACH GUARANTOR

15.1	So long as any Note is outstanding, the relevant Issuer and the Guarantor will:

(a)	Books of Account

keep proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that any such event has occurred, so far as permitted by applicable law, allow, and procure that each of their respective Subsidiaries will allow, the Trustee and anyone appointed by it to whom the relevant Issuer and/or the Guarantor and/or the relevant Subsidiary has no reasonable objection, access to the books of account of the relevant Issuer and/or the Guarantor and/or the relevant Subsidiary respectively at all reasonable times during normal business hours;

(b)	Notice of Events of Default

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default;

(c)	Information

so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance of its functions;

(d)	Certificate of Directors

send to the Trustee (i) within seven days after any request by the Trustee and (ii) (without the necessity for any such demand) promptly after the publication of its audited consolidated financial statements in respect of each financial period commencing with the financial period ending following the date of this Trust Deed and in any event not later than 180 days after the end of each such financial period, a certificate of the relevant Issuer and the Guarantor signed by any two of its Directors or by any one Director and the Secretary to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the relevant Issuer and the Guarantor as at a date (the “Certification Date”) being not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it.

(e)	Financial Statements etc

send to the Trustee at the time of their issue four copies (in the English language) of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or which, under any legal or contractual obligation, should be issued to the members or creditors (or any class of them) of the relevant Issuer or the Guarantor or any Holding Company thereof, as the case may be, generally in its or their capacity as such, provided that electronic delivery of such documentation to the Trustee shall satisfy this covenant on each occasion where the relevant Issuer and/or the Guarantor are required to deliver any such documentation to the Trustee. The Trustee shall be entitled prior to any particular such occasion to require the relevant Issuer or the Guarantor (as applicable) to deliver the relevant documentation on such occasion in hard copy form;

(f)	Documents available for inspection

procure that each of the Paying Agents makes available (i) for inspection by Noteholders at its specified office or (ii) by email to a Noteholder, following their prior written request to the Paying Agents therefor and provision of proof of holding identity in form satisfactory to the Paying Agents, copies of this Trust Deed and the Agency Agreement;

(g)	Principal Subsidiaries

give to the Trustee at the same time as sending the certificate referred to in subclause (d) or within 28 days of a request by the Trustee, a certificate signed by any two of its Directors or by any one Director and the Secretary listing those Subsidiaries of the Guarantor which as at the last day of the last financial year of the Guarantor or as at the date specified in such request were Principal Subsidiaries (showing the calculations used in reaching such conclusions) together with (if requested by the Trustee) a report by the Auditors’ (whether or not addressed to the Trustee) stating that, in the Auditors’ opinion, the amounts used in the calculations set out in such certificate have been accurately extracted from the relevant accounting records of the Guarantor and are mathematically accurate;

(h)	Notices to Noteholders

send to the Trustee, not less than 14 days prior to which any such notice is to be given, the form of every notice to be given to the Noteholders in accordance with Condition 15 and obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 15 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of FSMA of a communication within the meaning of Section 21 of FSMA);

(i)	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to these presents;

(j)	Notice of late payment

forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment;

(k)	Listing

if the applicable Pricing Supplement indicates that the Notes are listed, use all reasonable endeavours to maintain the listing of the Notes on Euronext Dublin or such other stock exchange on which the Notes are listed as indicated in the applicable Pricing Supplement. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, the relevant Issuer and the Guarantor will instead use all reasonable endeavours to obtain and maintain a listing of the Notes on such other stock exchange as it may (with the written approval of the Trustee) decide;

(l)	Change in Agents

unless otherwise agreed by the Trustee, give not less than 14 days’ prior notice to the Noteholders of any future appointment or any resignation or removal of any Paying Agent or of any change by any Paying Agent of its specified office and not make any such appointment or removal or change without the written approval of the Trustee;

(m)	Notes held by Issuer etc.

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer or, as the case may be, the Guarantor signed by any two of its Directors setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the relevant Issuer or, as the case may be, the Guarantor or their respective Subsidiaries;

(n)	Early Redemption

give prior notice or provide any relevant certifications to the Trustee of any proposed redemption pursuant to Condition 6.2, 6.3, 6.4, 6.5, 6.6, 6.8 or 6.9 and, if it gives notice to Noteholders of its intention to redeem any Notes pursuant to such Conditions make drawings (if appropriate) and redeem Notes accordingly;

(o)	Euroclear and/or Clearstream records

use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under clause 17.2(w) or otherwise as soon as practicable after such request;

(p)	FATCA withholding

it will provide the Trustee with information that it is reasonably able to provide about the source and character for US federal tax purposes of any payment to be made by it pursuant to these presents so as to enable the Trustee to determine whether and in what amount the Trustee is obliged to make any withholding or deduction pursuant to the Code or otherwise imposed pursuant to FATCA Withholding tax.

15.2

GlaxoSmithKline plc shall, in accordance with Condition 15, deliver to the Trustee, each Paying Agent and the Noteholders a Guarantee Assumption Notice or Demerger Completion Notice, as applicable, promptly following the occurrence of the Guarantee Assumption Date or the Demerger, respectively. Any Guarantee Assumption Notice and Demerger Completion Notice so delivered shall be conclusive and binding on the Trustee and the Noteholders as to the occurrence of a Guarantee Assumption Date or Demerger respectively.

16.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

16.1

The relevant Issuer or, failing which, the Guarantor, shall pay to the Trustee remuneration for its services as trustee of these presents, in such amount as shall be agreed from time to time by exchange of letters between the relevant Issuer, the Guarantor and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Noteholder or Couponholder is duly made.

16.2

In the event of the occurrence of an Event of Default or a Potential Event of Default, the relevant Issuer agrees that the Trustee shall be entitled to be paid additional remuneration, which may be calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the relevant Issuer or the Guarantor to undertake duties which the Trustee and the relevant Issuer or the Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer or as the case may be, the Guarantor shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).

16.3

The relevant Issuer or as the case may be, the Guarantor shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

16.4	In the event of the Trustee and the relevant Issuer or as the case may be, the Guarantor failing to agree:

(a)	(in a case to which subclause 16.1 above applies) upon the amount of the remuneration; or

(b)

(in a case to which subclause 16.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or the Guarantor, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being shared equally between the Trustee and the relevant Issuer or the Guarantor , as the case may be) and the determination of any such person shall be final and binding upon the Trustee, the relevant Issuer and the Guarantor.

16.5

The relevant Issuer or, failing which the Guarantor, shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

16.6

The relevant Issuer or, failing which the Guarantor, shall jointly and severally indemnify the Trustee (a) in respect of all Liabilities incurred by it or by any Appointee in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by these presents and (b) against all Liabilities in respect of any matter or thing done or omitted in any way relating to these presents provided that it is expressly stated that clause 18 shall apply in relation to these provisions. All amounts payable pursuant to subclause 16.5 above and/or this subclause 16.6 shall be payable by the relevant Issuer or, failing which the Guarantor, on the date specified in a demand by the Trustee. The rate of interest applicable to such payments shall be a rate equivalent to the Trustee’s costs of borrowing and interest shall accrue:

(a)	in the case of payments made by the Trustee prior to the date of the demand, from the date on which payment was made or such later date as specified in such demand; or

(b)

in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are actually made by the Trustee.

16.7

All remuneration payable to the Trustee shall carry interest at a rate equivalent to the Trustee’s cost of borrowing from the due date thereof. A certificate from the Trustee as to the Trustee’s cost of borrowing on any particular date shall be conclusive and binding on the relevant Issuer, save in the case of manifest error.

16.8	Unless otherwise specifically stated in any discharge of these presents the provisions of this clause 16 shall continue in full force and effect notwithstanding such discharge.

16.9

All payments to be made by the relevant Issuer or, failing which the Guarantor, to the Trustee pursuant to these presents shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant Issuer or, failing which the Guarantor, shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

16.10

The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

17.	SUPPLEMENT TO TRUSTEE ACTS

17.1

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

17.2	The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether addressed to the Trustee or not and whether obtained by the relevant Issuer, any Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, facsimile transmission or electronic mail and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, facsimile transmission or electronic mail although the same shall contain some error or shall not be authentic.

(c)

The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two of the Directors or by any one Director and the Secretary of the relevant Issuer or of the Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note, Definitive Notes, Coupons or Talons to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each Issuer, GlaxoSmithKline plc and Haleon plc are observing and performing all their respective obligations under these presents.

(g)

Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(h)

The Trustee shall not be liable to any person by reason of having acted in good faith upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any Extraordinary Resolution passed by way of electronic consents received through the relevant Clearing Systems in accordance with these presents or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of holders) or (in the case of an Extraordinary Resolution passed by electronic consents received through the relevant Clearing Systems) it was not approved by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such holders and the relative Couponholders and the Talonholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(k)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the relevant Issuer or any Guarantor or any other person in connection with these presents and for this purpose any unpublished accounts or other unpublished financial information of or concerning the relevant Issuer or any Guarantor shall be considered to be confidential; and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)

Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer and the Guarantor and any rate, method and date so agreed shall be binding on the relevant Issuer, each Guarantor, the Noteholders, the Couponholders and the Talonholders.

(m)

The Trustee may certify whether or not any of the conditions, events and acts set out in Condition 9.1 (other than Condition 9.1(a), Condition 9.1(c) and Condition 9.1(e)(i) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the relevant Issuer, the Guarantor, the Noteholders, the Couponholders, and the Talonholders.

(n)

The Trustee as between itself and the Noteholders, the Couponholders and the Talonholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Couponholders and the Talonholders.

(o)

In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Couponholders or Talonholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Couponholders or Talonholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Couponholder or Talonholder be entitled to claim, from the relevant Issuer, any Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Couponholders or Talonholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)

Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to subdelegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. If the Trustee exercises reasonable care in the selection of such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or subdelegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or subdelegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer and the Guarantor.

(r)

The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided the Trustee has exercised reasonable care in the selection of any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)

Any certificate or report of the Auditors or any other expert or other person called for by or provided to the Trustee in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report is addressed to the Trustee and whether or not such certificate or report and/or any engagement letter or other document entered by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors (or such other expert or other person) in respect thereof.

(v)

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the relevant Issuer and the Guarantor under clause 15.1(m)) that no Notes are for the time being held by or on behalf of the relevant Issuer, the Guarantor or any of their Subsidiaries.

(w)

The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(x)	No provision of these presents shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation.

(y)

Nothing contained in these presents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it.

(z)

The Trustee shall not be bound to take any steps to enforce the performance of any provisions of these presents or to appoint an independent financial adviser pursuant to these presents unless it shall be indemnified and/or secured and/or prefunded by the relevant Noteholders to its satisfaction against all Liabilities which may be incurred by it in connection with such enforcement or appointment, including the costs of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time.

(aa)

When determining whether an indemnity or security is satisfactory to it, the Trustee shall be entitled to evaluate its risk in given circumstances by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk however remote, or any award of damages against it in England or elsewhere.

(bb)

The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(cc)	The Trustee shall be entitled to deduct FATCA Withholding tax and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding tax.

18.	TRUSTEE’S LIABILITY

18.1

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for wilful default, gross negligence or fraud of which it may be guilty in relation to its duties under these presents.

18.2

Notwithstanding any provision of these presents to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, business, goodwill or opportunity), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

19.	TRUSTEE CONTRACTING WITH THE ISSUER, GLAXOSMITHKLINE PLC OR HALEON PLC

19.1

Neither the Trustee nor any director or officer or Holding Company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the relevant Issuer, GlaxoSmithKline plc or Haleon plc or any person or body corporate associated with the relevant Issuer, GlaxoSmithKline plc or Haleon plc (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the relevant Issuer, GlaxoSmithKline plc or Haleon plc or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the relevant Issuer, GlaxoSmithKline plc or Haleon plc or any such person or body corporate so associated or any other office of profit under the relevant Issuer, GlaxoSmithKline plc or Haleon plc or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

19.2

Where any Holding Company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

20.	WAIVER, AUTHORISATION AND DETERMINATION

20.1

The Trustee may without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the relevant Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

20.2	Modification

(a)

The Trustee may without the consent or sanction of the Noteholders or the Couponholders at any time and from time to time concur with the relevant Issuer in making any modification (a) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

(b)

The Trustee shall be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 4.2(b)(v) without the consent of the Noteholders or Couponholders.

(c)

The Trustee shall not be obliged to agree to any modification which, in the sole opinion of the Trustee would have the effect of (i) exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or pre-funded to its satisfaction or (ii) increasing the obligations, responsibilities or duties, or decreasing the rights, powers, authorisations, discretions, indemnification or protections, of the Trustee under these presents (including for the avoidance of doubt, any supplemental trust deed) in any way.

20.3	Breach

Any breach of or failure to comply by the relevant Issuer or the Guarantor with any such terms and conditions as are referred to in subclauses 20.1 and 20.2 of this clause shall constitute a default by the relevant Issuer or the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.4	Substitution

(a)

The Trustee may, without the consent of the Noteholders, Couponholders or Talonholders, agree to the substitution in place of the relevant Issuer (or of any previous substitute under this subclause) as the relevant principal debtor under these presents, of any Associate of the relevant Issuer or any successor company of the relevant Issuer or any such Associate (the “Substituted Obligor”) provided that:

(i)

a trust deed is executed or some other form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents (with any consequential amendments which the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and on the Notes, the Coupons and the Talons as the principal debtor in place of the relevant Issuer;

(ii)

where the Substituted Obligor is subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 or clause 6 (as appropriate) with the substitution for the references in that Condition to the United Kingdom or, as the case may be, The Netherlands of references to the Substituted Territory and in such event this Trust Deed will be read accordingly;

(iii)

if any two of the Directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare them with those of the relevant Issuer or the Guarantor;

(iv)

without prejudice to the rights of reliance of the Trustee under paragraph (iii), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders;

(v)	the relevant Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders; and

(vi)

(unless the Guarantor or its Successor in Business is the Substituted Obligor) the obligations of the Substituted Obligor under these presents are guaranteed by the Guarantor or its Successor in Business in the same terms (with consequential amendments as necessary) as the Guarantee in form and manner satisfactory to the Trustee.

(b)

The Trustee may in the event of any substitution pursuant to this clause 20.4 agree, without the consent of the Noteholders, Couponholders or Talonholders, to a change in the law governing the Notes and/or this Trust Deed, provided that such change will not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

(c)	Release of Substituted Issuer

Any such agreement by the Trustee pursuant to subclause 20.4 will, if so expressed, operate to release the relevant Issuer (or any such previous substitute) from any or all of its obligations under these presents. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Noteholders.

(d)	Completion of Substitution

Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in these presents and on the Notes, the Coupons and the Talons as the principal debtor in place of the relevant Issuer (or of any previous substitute under subclause 20.4(a)) and these presents, will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

(e)	Substitute Guarantors

The Trustee may similarly, without the consent of the Noteholders, Couponholders or Talonholders, agree to the substitution of the Successor in Business or Holding Company of the Guarantor in place of such Guarantor, mutatis mutandis so far as applicable upon the terms and subject to the conditions hereinbefore provided, with such modifications or additions as the Trustee may agree or require.

21.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE COUPONHOLDER

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Definitive Note of which he is the holder.

22.	NO NOTICE TO COUPONHOLDERS

Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with Condition 15.

23.	CURRENCY INDEMNITY

23.1	Extent of discharge

Any amount received or recovered in a currency other than the currency in which the Notes and Coupons are payable (the “Contractual Currency”) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the relevant Issuer or the Guarantor or otherwise), by the Trustee, any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer or the Guarantor will only constitute a discharge to the relevant Issuer and the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

23.2	Indemnities

If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under these presents, the relevant Issuer or, as the case may be, the Guarantor will indemnify the recipient against any loss sustained by it as a result. In any event, the relevant Issuer will indemnify the recipient against the cost of making any such purchases.

23.3	Indemnities separate

These indemnities constitute obligations separate and independent from the other obligations under these presents, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and/or any Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under these presents or any judgment or order. No proof of evidence of any actual loss will be required.

24.	NEW TRUSTEE

24.1

The power to appoint a new trustee of these presents shall be vested solely in CH Capital UK, CH Capital BV and the Guarantor jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents PROVIDED THAT a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the relevant Issuer to the Agent and the Noteholders.

24.2	Separate and Co-trustees

(a)

Notwithstanding the provisions of subclause 24.1 above, the Trustee may, upon giving prior written notice to CH Capital UK, CH Capital BV and the Guarantor (but without the consent of the CH Capital UK, CH Capital BV, the Guarantor, the Noteholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the CH Capital UK, CH Capital BV or the Guarantor.

(b)

Each of CH Capital UK, CH Capital BV and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee may by notice in writing to CH Capital UK and CH Capital BV, the Guarantor and such person remove any person so appointed. At the request of the Trustee, CH Capital UK, CH Capital BV and the Guarantor will forthwith do all things as may be required to perfect such appointment or removal. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

25.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to CH Capital UK, CH Capital BV and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. Each of CH Capital UK, CH Capital BV and the Guarantor jointly and severally undertakes that in the event of any sole trustee or sole Trust Corporation giving notice under this clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within three months of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

26.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

27.	NOTICES

27.1

Any notice or demand to CH Capital UK, CH Capital BV, either Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission, by e-mail or by delivering it by hand as follows:

(a)	to CH Capital UK or CH Capital BV:

GSK Consumer Healthcare Capital UK plc

980 Great West Road

Brentwood

Middlesex

United Kingdom

TW8 9GS

(Attention: Mike Rowe, Consumer Treasurer)

Tel. No.: +44 (0) 208 047 5000

Email: cf.treasury@gsk.com

GSK Consumer Healthcare Capital NL B.V.

980 Great West Road

Brentwood

Middlesex

United Kingdom

TW8 9GS

(Attention: Mike Rowe, Consumer Treasurer)

Tel. No.: +44 (0) 208 047 5000

Email: cf.treasury@gsk.com

(b)	to the Guarantor:

GlaxoSmithKline plc

980 Great West Road

Brentwood

Middlesex

United Kingdom

TW8 9GS

(Attention: Tim Woodthorpe, Group Treasurer)

Tel. No.: +44 20 8047 5000

Email: cf.treasury@gsk.com

Or

Haleon plc

980 Great West Road

Brentwood

Middlesex

United Kingdom

TW8 9GS

(Attention: Mike Rowe, Consumer Treasurer)

Tel. No.: +44 (0) 208 047 5000

Email: cf.treasury@gsk.com

(c)	to the Trustee:

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London

EC2N 2DB

United Kingdom

(Attention: Managing Director)

Fax: +44 207 547 6149

or to such other address, e-mail or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto and any notice or demand sent (a) by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch, (b) by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch and (c) by email shall be deemed to have been given, made or served at the time of despatch save where a delivery failure has been received PROVIDED THAT (i) in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post and (ii) any notice or communication delivered to the Trustee by e-mail shall only take effect upon written confirmation of receipt from the Trustee (and, for the avoidance of doubt, an automatically generated “received” or “read receipt” will not constitute such written confirmation). The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

28.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

28.1	These presents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English Law.

28.2

Each of CH Capital UK, CH Capital BV and each Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with these presents may be brought in such courts.

28.3

Each of CH Capital UK, CH Capital BV and each Guarantor irrevocably and unconditionally waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum, hereby irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and hereby waives any objection to the enforcement of that judgment in the courts of any other jurisdiction.

28.4

To the extent allowed by law, nothing contained in this clause shall limit any right to take Proceedings against CH Capital UK, CH Capital BV or each Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

28.5

CH Capital BV irrevocably and unconditionally appoints CH Capital UK at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as CH Capital UK, CH Capital BV and/or each Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings in England. CH Capital BV:

(a)

agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)	agrees that failure by any such person to give notice of such service of process to it shall not impair the validity of such service or of any judgment based thereon;

(c)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to it in accordance with clause 27; and

(d)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

30.	GENERAL

30.1

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

30.2

If any provision in or obligation under these presents is or becomes invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the laws of that jurisdiction of any other provision in or obligation under these presents, and (ii) the validity, legality or enforceability under the laws of any other jurisdiction of that or any other provision in or obligation under these presents.

IN WITNESS whereof this Trust Deed has been executed as a deed by CH Capital UK, CH Capital BV, each Guarantor and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

Terms and Conditions of the Notes

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Pricing Supplement which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by GSK Consumer Healthcare Capital UK plc (“CH Capital UK”) or GSK Consumer Healthcare Capital NL B.V. (“CH Capital BV”) (each, an “Issuer” and, together with CH Capital UK, the “Issuers”) constituted by a trust deed dated 16 March 2022 (as amended and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between the Issuers, GlaxoSmithKline plc, and Haleon plc as guarantors (each, a “Guarantor” and, together, the “Guarantors”) and Deutsche Trustee Company Limited (the “Trustee”, which expression shall include any successor trustee) as trustee for the Noteholders (as defined below).

Prior to the Guarantee Assumption Date (as defined below), Notes issued by each Issuer will be unconditionally and irrevocably guaranteed by GlaxoSmithKline plc. With effect from (and including) the Guarantee Assumption Date, Notes issued by each Issuer will be unconditionally and irrevocably guaranteed by Haleon plc in each case under the terms of the Trust Deed (each such guarantee, a “Guarantee” and together, the “Guarantees”) and as more particularly described in the Trust Deed. GlaxoSmithKline plc will cease to be a Guarantor with effect on and from the Guarantee Assumption Date and Haleon plc will only be liable under the Guarantee from (and including) the Guarantee Assumption Date. With effect from (and including) the Guarantee Assumption Date any liability incurred by GlaxoSmithKline plc as Guarantor prior to the Guarantee Assumption Date will be irrevocably and unconditionally assumed by Haleon plc. Pursuant to the terms of the Trust Deed, GlaxoSmithKline plc shall deliver a Guarantee Assumption Notice or a Demerger Completion Notice, as applicable to the Trustee and the Noteholders in accordance with Condition 15 (Notices) promptly following the occurrence of the Guarantee Assumption Date or the Demerger, respectively. Any Guarantee Assumption Notice and Demerger Completion Notice so delivered shall be conclusive and binding on the Trustee and the Noteholders as to the occurrence of the Guarantee Assumption Date or the Demerger, respectively.

References in these Terms and Conditions to the “Issuer” shall be to the Issuer of the Notes, and references to “Guarantor” shall, prior to (but excluding) the Guarantee Assumption Date, be to GlaxoSmithKline plc, and with effect from (and including) the Guarantee Assumption Date, be to Haleon plc and references to “Guarantees” shall be construed accordingly.

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(a)	in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(b)	any Global Note; and

(c)	any definitive Notes issued in exchange for a Global Note.

The Notes and the Coupons (as defined below) also have the benefit of an issuing and paying agency agreement dated 16 March 2022 (as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuers, the Guarantors, the Trustee, Deutsche Bank AG, London Branch as issuing and principal paying agent (the “Agent”, which expression shall include any successor agent) and the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents).

Interest bearing definitive Notes have interest coupons (“Coupons”) and, in the case of Notes, which, when issued in definitive form, have more than 27 interest payments remaining to be paid, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Global Notes do not have Coupons or Talons attached on issue. The pricing supplement for this Note (or the relevant provisions thereof) are set out in Part A of the pricing supplement document (the “Pricing Supplement”), which is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are, unless otherwise stated, to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons) in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available (i) for inspection or collection during normal business hours at the specified office of each of the Paying Agents or (ii) may be provided by email to a Noteholder following their prior written request to the Paying Agents therefor and provision of proof of holding identity in form satisfactory to the Paying Agents.

Copies of the applicable Pricing Supplement are available for inspection during normal business hours at the registered offices of the Issuers at 980 Great West Road, Brentford, Middlesex, TW8 9GS, United Kingdom and at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.	FORM, DENOMINATION AND TITLE

1.1

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the currency (the “Specified Currency”) and the denominations (“Specified Denomination(s)”) specified in the applicable Pricing Supplement provided always that the minimum Specified Denomination in respect of any Tranche of Notes shall be €100,000 (or the equivalent thereof in any other currency). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

1.2	This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

1.3	Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

1.4

Subject as set out below, title to the Notes and Coupons will pass by delivery. The Issuer, the Guarantor, the Trustee and the Paying Agents will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

1.5

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee and the Paying Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest (if any) on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantor, the Trustee and the Paying Agents as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the Trust Deed and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall in the absence of manifest error, be conclusive and binding on all concerned. Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be.

1.6

References to Euroclear and/or Clearstream, Luxembourg shall, if the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved by the Issuer, the Agent and the Trustee.

2.	STATUS OF THE NOTES AND THE GUARANTEE

2.1	Status of the Notes

The Notes and any relative Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3 (Negative Pledge)) unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

2.2	Status of the Guarantees

The payment of principal and interest (if any) together with all other sums payable by the Issuer under the Trust Deed in respect of the Notes has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed, subject only as provided therein. The obligations of each Guarantor are the direct, unconditional, unsubordinated and (subject to the provisions of Condition 3 (Negative Pledge) unsecured obligations of such Guarantor and (save for certain obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of such Guarantor, from time to time outstanding.

Prior to (but excluding) the Guarantee Assumption Date, Notes issued by either Issuer will be unconditionally and irrevocably guaranteed by GlaxoSmithKline plc. With effect from (and including) the Guarantee Assumption Date, Notes issued by either Issuer will be unconditionally and irrevocably guaranteed by Haleon plc. GlaxoSmithKline plc will cease to be a Guarantor with effect from (and including) the Guarantee Assumption Date and Haleon plc will only be liable as a Guarantor from (and including) the Guarantee Assumption Date. With effect from (and including) the Guarantee Assumption Date any liability incurred by GlaxoSmithKline plc as Guarantor prior to the Guarantee Assumption Date will be irrevocably and unconditionally assumed by Haleon plc.

3.	NEGATIVE PLEDGE

3.1	So long as any of the Notes remains outstanding (as defined in the Trust Deed):

(a)

the Issuer will not and will procure that none of its Subsidiaries will create or permit to subsist any mortgage, charge, pledge or lien (other than a lien arising by operation of law) upon the whole or any part of its property, assets or revenues, present or future, to secure (i) payment of any Relevant Indebtedness or (ii) any payment under any guarantee or indemnity granted by the Issuer or any of its Subsidiaries in respect of any Relevant Indebtedness (as defined below); and

(b)

the Guarantor will not and will procure that no Subsidiary of the Relevant Group Holding Company will create or permit to subsist any mortgage, charge, pledge or lien (other than a lien arising by operation of law) upon the whole or any part of its property, assets or revenues, present or future, to secure (i) payment of any Relevant Indebtedness or (ii) any payment under any guarantee or indemnity granted by the Guarantor or any Principal Subsidiary in respect of any Relevant Indebtedness, without in any such case at the same time according to the Notes (unless it has already been so accorded) to the satisfaction of the Trustee either the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or such other arrangement (whether or not comprising security) as the Trustee shall in its absolute discretion deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as such term is defined in the Trust Deed) of the Noteholders.

3.2

For the purposes of this Condition, “Relevant Indebtedness” means any indebtedness which (a) is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; and (b) at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

4.	INTEREST

4.1	Interest on Fixed Rate Notes

This Condition 4.1 applies to Fixed Rate Notes only. The applicable Pricing Supplement contains provisions applicable to the determination of fixed rate interest and must be read in conjunction with this Condition 4.1 for full information on the manner in which interest is calculated on Fixed Rate Notes. In particular, the applicable Pricing Supplement will specify the Interest Commencement Date, the Rate(s) of Interest, the Interest Payment Date(s), the Maturity Date, the Fixed Coupon Amount, any applicable Broken Amount, the Calculation Amount, the Day Count Fraction and any applicable Determination Date.

(a)

Each Fixed Rate Note bears interest on its outstanding nominal amount from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date. For so long as any of the Fixed Rate Notes is represented by a global Note held on behalf of Clearstream, Luxembourg and/or Euroclear, interest will be calculated on the full nominal amount outstanding of the Fixed Rate Notes and will be paid to Clearstream, Luxembourg and Euroclear for distribution by them to entitled accountholders in accordance with their usual rules and operating procedures. In respect of each definitive Fixed Rate Note, interest will be calculated on its outstanding nominal amount.

(b)

If the Notes are in definitive form, except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

(c)

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

(d)

If interest is required to be calculated for a period other than a Fixed Interest Period or if, in the case of Notes in definitive form, no Fixed Coupon Amount is specified in the applicable Pricing Supplement, such interest shall be calculated by applying the Rate of Interest to:

(i)

in the case of Fixed Rate Notes which are represented by a Global Note held on behalf of Clearstream, Luxembourg and/or Euroclear, the full nominal amount outstanding of the Fixed Rate Notes represented by such Global Note; or

(ii)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amounts by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

4.2	Interest on Floating Rate Notes

This Condition 4.2 applies to Floating Rate Notes only. The applicable Pricing Supplement contains provisions applicable to the determination of floating rate interest and must be read in conjunction with this Condition 4.2 for full information on the manner in which interest is calculated on Floating Rate Notes. In particular, the applicable Pricing Supplement will identify any Specified Interest Payment Dates, any Specified Period, the Interest Commencement Date, the Business Day Convention, any Additional Business Centres, whether ISDA Determination or Screen Rate Determination applies to the calculation of interest, the party who will calculate the amount of interest due if it is not the Agent, the Margin, any maximum or minimum interest rates and the Day Count Fraction. Where ISDA Determination applies to the calculation of interest, the applicable Pricing Supplement will also specify the applicable Floating Rate Option, Designated Maturity and Reset Date. Where Screen Rate Determination applies to the calculation of interest, the applicable Pricing Supplement will also specify the applicable Reference Rate, Relevant Financial Centre, Interest Determination Date(s) and Relevant Screen Page.

(a)	Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(ii)

if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls on the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. In these Terms and Conditions, “Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date. For so long as any of the Floating Rate Notes is represented by a global Note held on behalf of Clearstream, Luxembourg and/or Euroclear, interest will be calculated on the full nominal amount outstanding of the relevant Notes and will be paid to Clearstream, Luxembourg and Euroclear for distribution by them to entitled accountholders in accordance with their usual rules and operating procedures. In respect of each definitive Floating Rate Note, interest will be calculated on its outstanding nominal amount.

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)

in any case where Specified Periods are specified in accordance with Condition 4.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)

the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

(b)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Pricing Supplement.

(i)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (i), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating either the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and as amended and updated as at the Issue Date of the first Tranche of the Notes or the latest version of the 2021 ISDA Interest Rate Derivatives definitions, as published by ISDA and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) as specified in the applicable Pricing Supplement and under which:

(A)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(B)	the Designated Maturity is the period specified in the applicable Pricing Supplement;

(C)

the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the Euro-zone inter-bank offered rate (“EURIBOR”) or on the Sterling Overnight Index Average (“SONIA”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement; and

(D)	if the Floating Rate Option is an Overnight Floating Rate Option:

(I)	Compounding with Lookback is the Overnight Rate Compounding Method if specified in the applicable Pricing Supplement;

(II)	Compounding with Observation Period Shift is the Overnight Rate Compounding Method if specified in the applicable Pricing Supplement;

(III)	Compounding with Lockout is the Overnight Rate Compounding Method if specified in the applicable Pricing Supplement; or

(IV)	OIS Compounding is the Overnight Rate Compounding Method if specified in the applicable Pricing Supplement; and

(V)

in connection with the Overnight Rate Compounding Method, references in the ISDA Definitions to numbers, financial centres or other items specified in the relevant confirmation shall be deemed to be references to the numbers, financial centres or other items specified for such purpose in the applicable Pricing Supplement.

The ISDA Definitions contain provisions for determining the applicable Floating Rate (as defined herein) in the event that the specified Floating Rate is not available.

For the purposes of this sub-paragraph (i):

(1)

“Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date”, “Overnight Floating Rate Option”, “Overnight Rate Compounding Method”, “Set-In- Advance”, “Compounding with Lookback”, “Compounding with Observation Period Shift”, “Compounding with Lockout” and “OIS Compounding” have the meanings given to those terms in the ISDA Definitions;

(2)

the definition of “Fallback Observation Day” in the ISDA Definitions shall be deemed deleted in its entirety and replaced with the following: “Fallback Observation Day” means, in respect of a Reset Date and the Calculation Period (or any Compounding Period included in that Calculation Period) to which that Reset Date relates, unless otherwise agreed, the day that is five Business Days preceding the related Interest Payment Date; and

(3)

if any of the fallback provisions for determination of a Floating Rate in the event that the specified Floating Rate is not available require the Calculation Agent to make a commercial determination then the Calculation Agent shall seek and act on written instructions from the Issuer as to the determination.

Unless otherwise stated in the applicable Pricing Supplement the Minimum Rate of Interest shall be deemed to be zero.

(ii)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either (save where the Reference Rate is SONIA, in which case Condition 4.2(b)(ii)(C) shall apply):

(A)	the offered quotation; or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (subject as provided in Condition 4.2(b)(v)) which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. Brussels time on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

(C)

Where the Reference Rate is specified in the applicable Pricing Supplement as being SONIA, the interest rate applicable to the Notes for each Interest Period will be the sum of the Compounded Daily SONIA and the Margin.

If, in respect of any London Banking Day in the relevant Interest Period or Observation Period (as applicable), the SONIA reference rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorised distributors, such SONIA reference rate shall be: (1) the sum of (i) the Bank Rate prevailing at close of business on the relevant London Banking Day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days on which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate or (2) if the Bank Rate specified under (1)(i) above is not available at the relevant time, either (i) the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the administrator or relevant authorised distributors) for the first preceding London Banking Day in respect of which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (ii) if this is more recent, the latest rate determined under (1) above.

Notwithstanding the paragraph above, in the event that the Bank of England publishes guidance as to (i) how the SONIA reference rate is to be determined or (ii) any rate that is to replace the SONIA reference rate, the SONIA Calculation Agent (or such other party responsible for the calculation of the interest rate, as specified in the applicable Pricing Supplement) shall, to the extent that it is reasonably practicable, follow such guidance in order to determine the SONIA reference rate, for purposes of the Floating Rate Notes for so long as the SONIA reference rate is not available or has not been published by the authorised distributors.

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions, the interest rate shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Floating Rate Notes for the first Interest Period had the Floating Rate Notes been in issue for a period equal in duration to the scheduled first Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin applicable to the first Interest Period).

If the Floating Rate Notes become due and payable in accordance with Condition 5 (Payments), the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Pricing Supplement, be deemed to be the date on which such Floating Rate Notes became due and payable and the interest rate on such Floating Rate Notes shall, for so long as any such Note remains outstanding, be that determined on such date.

For the purposes of the foregoing provision, the following terms shall have the following meanings:

“Bank Rate” means the Bank of England’s Bank Rate;

“Compounded Daily SONIA” means the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as the reference rate for the calculation of interest) and will be calculated by the SONIA Calculation Agent (or such other party responsible for the calculation of the interest rate, as specified in the applicable Pricing Supplement) on each Interest Determination Date, as follows, and the resulting percentage will be rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards:

where:

“d” is the number of calendar days in:

(a)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(b)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

“Daily SONIA” means in respect of any London Business Day:

(a)	where “Lag” is specified in the applicable Pricing Supplement as the Observation Method, SONIAi-pLBD ; or

(b)	where “Observation Shift” is specified in the applicable Pricing Supplement as the Observation Method, SONIAi;

“dO” means the number of London Banking Days in:

(a)	where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(b)	where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;

“i” is a series of whole numbers from one to do, each representing the relevant London Banking Day in chronological order from, and including:

(a)

where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the first London Banking Day in the relevant Interest Period to, and including, the last London Banking Day in the relevant Interest Period; or

(b)

where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the first London Banking Day in the relevant Observation Period to, and including, the last London Banking Day in the relevant Observation Period;

“London Banking Day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;

“ni”, for any day i, means the number of calendar days from and including such day “i” up to but excluding the following London Banking Day;

“Observation Period” means, in respect of an Interest Period, the period from and including the date falling “p” London Banking Days prior to the first day of the relevant Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) and ending on, but excluding, the date falling “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling “p” London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);

“p” means:

(a)

where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days in the Observation Look-Back Period specified in the applicable Pricing Supplement (or, if no such number is specified, five London Banking Days, provided that a number lower than five may only be so specified by the Issuer with the prior agreement of the SONIA Calculation Agent); or

(b)

where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days included in the Observation Shift Period specified in the applicable Pricing Supplement (or, if no such number is specified, five London Banking Days, provided that a number lower than five may only be so specified by the Issuer with the prior agreement of the SONIA Calculation Agent);

“SONIA Calculation Agent” means a leading investment, merchant or commercial bank appointed by the Issuer for the purposes of calculating the relevant SONIA;

the “SONIA reference rate”, in respect of any London Banking Day, is a reference rate equal to the daily SONIA rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors, in each case on the London Banking Day immediately following such London Banking Day; and

“SONIAi” means in respect of any London Banking Day “i” falling in the Observation Period, the SONIA reference rate for that day; and

“SONIAi-pLBD” means, in respect of any London Banking Day “i” falling in the relevant Interest Period, the SONIA reference rate for the London Banking Day falling “p” London Banking Days prior to such London Banking Day “i”.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts

The Agent or the SONIA Calculation Agent (as applicable) will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent or the SONIA Calculation Agent (as applicable) will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes which are represented by a global Note held on behalf of Clearstream, Luxembourg and/or Euroclear, the full nominal amount outstanding of the relevant Notes; or

(B)	in the case of Floating Rate Notes in definitive form, the Calculation Amount;

and, in each case multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination without any further rounding.

(v)	Reference Rate Replacement

If:

(A)	Screen Rate Determination is specified as being applicable in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined; and

(B)

notwithstanding the provisions of Condition 4.2(b)(ii), if the Issuer determines that a Benchmark Event has occurred when any Rate of Interest (or relevant component part thereof) remains to be determined by reference to a Reference Rate, then the following provisions shall apply:

(I)	the Issuer shall use reasonable endeavours to appoint an Independent Adviser to determine in consultation with the Issuer (acting in good faith and in a commercially reasonable manner):

1)	a Successor Reference Rate; or

2)	if such Independent Adviser (in consultation with the Issuer) determines that there is no Successor Reference Rate, an Alternative Reference Rate,

and, in each case, an Adjustment Spread (if any) (in any such case, acting in good faith and in a commercially reasonable manner) no later than five Business Days prior to the Interest Determination Date relating to the next Interest Period (the “IA Determination Cut-off Date”) for the purposes of determining the Rate of Interest applicable to the Notes for such next Interest Period and for all other future Interest Periods (subject to the subsequent operation of this Condition 4.2(b)(v) during any other future Interest Period(s));

(II)	if a Successor Reference Rate or, failing which, an Alternative Reference Rate (as applicable) is determined by the relevant Independent Adviser in accordance with this Condition 4.2(b)(v):

1)

such Successor Reference Rate or Alternative Reference Rate (as applicable) shall be the Reference Rate for all relevant Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 4.2(b)(v) in the event of a further Benchmark Event affecting the Successor Reference Rate or Alternative Reference Rate (as applicable));

2)	if the relevant Independent Adviser in consultation with the Issuer:

a)

determines that an Adjustment Spread is required to be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) and determines the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to such Successor Reference Rate or Alternative Reference Rate (as applicable) for all relevant Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 4.2(b)(v) in the event of a further Benchmark Event affecting the Successor Reference Rate or Alternative Reference Rate (as applicable)); or

b)

is unable to determine the quantum of, or a formula or methodology for determining, an Adjustment Spread, then such Successor Reference Rate or Alternative Reference Rate (as applicable) will apply without an Adjustment Spread for all relevant Interest Periods (subject to the subsequent operation of, and adjustment as provided in, this Condition 4.2(b)(v) in the event of a further Benchmark Event affecting the Successor Reference Rate or Alternative Reference Rate (as applicable)); and

3)	the relevant Independent Adviser (acting in good faith and in a commercially reasonable manner) may in its discretion specify:

a)

changes to these Terms and Conditions, the Trust Deed or the Agency Agreement in order to follow market practice and/or enable the implementation of the above provisions in relation to such Successor Reference Rate or Alternative Reference Rate (as applicable), including, but not limited to, (aa) the Additional Business Centre(s), Business Day, Business Day Convention, Day Count Fraction, Interest Determination Date and/or Relevant Screen Page applicable to the Notes and (bb) the method for determining the fallback to the Rate of Interest in relation to the Notes if such Successor Reference Rate or Alternative Reference Rate (as applicable) is not available; and

b)

any other changes which the relevant Independent Adviser determines are reasonably necessary to ensure the proper operation of such Successor Reference Rate or Alternative Reference Rate (as applicable), which changes shall apply to the Notes for all relevant Interest Periods (subject to the subsequent operation of this Condition 4.2(b)(v) in the event of a further Benchmark Event affecting the Successor Reference Rate or Alternative Reference Rate (as applicable)); and

4)

promptly following the determination of (i) any Successor Reference Rate or Alternative Reference Rate (as applicable) and (ii) if applicable, any Adjustment Spread, the Issuer shall give notice thereof and of any changes (and the effective date thereof) pursuant to this Condition 4.2(b)(v) to the Trustee, each of the Paying Agents, the Noteholders and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination and in any event not less than 10 Business Days prior to the first date on which a calculation is required to be made by the Agent pursuant to such changes.

No later than notifying the Trustee of the same, the Issuer shall deliver to the Trustee and the Paying Agents a certificate signed by two Directors of the Issuer:

a)

confirming (x) the Successor Reference Rate or, as the case may be, the Alternative Reference Rate and (y) where applicable, any Adjustment Spread, in each case as determined in accordance with the provisions of this Condition 4.2(b)(v);

b)	certifying that the consequential amendments are necessary to ensure the proper operation of such Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread; and

c)	certifying that the Issuer has duly consulted with an Independent Adviser with respect to each of the matters above.

The Trustee and the Paying Agents shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. For the avoidance of doubt, the Trustee shall not be liable to the Noteholders or any other such person for so acting or relying on such certificate, irrespective of whether any such modification is or may be materially prejudicial to the interests of any such person. The Successor Reference Rate or Alternative Reference Rate and the Adjustment Spread (if any) and any such other relevant changes pursuant to this Condition 4.2(b)(v) specified in such certificate will (in the absence of manifest error in the determination of the Successor Reference Rate or Alternative Reference Rate and the Adjustment Spread (if any) and without prejudice to the Trustee’s and the Paying Agents’ ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Paying Agents, the Noteholders and the Couponholders.

Subject to receipt by the Trustee and the Paying Agents of this certificate, the Trustee shall, at the direction and expense of the Issuer, effect such consequential amendments to the Trust Deed (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed), the Agency Agreement and these Terms and Conditions (the “Benchmark Amendments”) as the Issuer certifies are required to give effect to this Condition 4.2(b)(v) and the Trustee and the Paying Agents shall not be liable to any party for any consequences thereof.

The Trustee and the Paying Agents shall not be required to effect any such Benchmark Amendments if the same would impose, in the Trustee’s and the Paying Agents’ reasonable opinion, more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend its rights and/or the protective provisions afforded to it. For the avoidance of doubt, no Noteholder consent shall be required in connection with effecting these Benchmark Amendments or other such changes, including for the execution of any documents, amendments or other steps by the Issuer, the Trustee or the Paying Agents (if required).

In connection with such variation in accordance with this Condition 4.2(b)(v), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

If the Issuer is unable to appoint an Independent Adviser in a timely manner, or if the Independent Adviser and the Issuer cannot agree upon, or cannot select a Successor Reference Rate or an Alternative Reference Rate prior to the IA Determination Cut-off Date in accordance with this Condition

4.2(b)(v), the Issuer (acting in good faith and in a commercially reasonable manner) may determine which (if any) rate has replaced the relevant Reference Rate in customary market usage for purposes of determining floating rates of interest in respect of Eurobonds denominated in the Specified Currency, or, if it determines that there is no such rate, which (if any) rate is most comparable to the relevant Original Reference Rate, and the Alternative Reference Rate shall be the rate so determined by the Issuer; provided, however, that if this sub-paragraph applies and the Issuer is unable or unwilling to determine an Alternative Reference Rate prior to the Interest Determination Date relating to the next succeeding Interest Period in accordance with this sub-paragraph, then the Rate of Interest for the relevant Interest Period (and for all other future Interest Periods) shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

In the absence of bad faith or wilful default, the Independent Adviser shall have no liability whatsoever to the Issuer, the Trustee, the Paying Agents or the Noteholders for any determination made by it pursuant to this Condition 4.2(b)(v).

If, in the case of any Benchmark Event, any Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread is notified to the Agent pursuant to this Condition 4.2(b)(v) and the Agent is in any way uncertain as to the application of such Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread in the calculation or determination of any Rate of Interest (or any component part thereof), it shall promptly notify the Issuer thereof and the Issuer shall direct the Agent in writing (which direction may be by way of a written determination of an Independent Advisor pursuant to this Condition 4.2(b)(v)) as to which course of action to adopt in the application of such Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread in the determination of such Rate of Interest. If the Agent is not promptly provided with such direction, or is otherwise unable to make such calculation or determination for any reason, it shall notify the Issuer thereof and the Agent shall be under no obligation to make such calculation or determination and shall not incur any liability for not doing so. For the avoidance of doubt, for the period that the Agent remains uncertain of the application of the Successor Reference Rate, Alternative Reference Rate and/or Adjustment Spread in the calculation or determination of any Rate of Interest (or any component part thereof), the Original Reference Rate and the fallback provisions provided for in Condition 3(b)(ii) will continue to apply.

Neither the Trustee nor any of the Paying Agents are responsible for making a determination that a Benchmark Event (or its equivalent) has occurred or monitoring whether such an event will, or is likely to, occur.

(vi)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount (as notified by the SONIA Calculation Agent as applicable) for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, Trustee and any stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be given in accordance with Condition 15 (Notices) as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 15 (Notices). For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

If the SONIA Calculation Agent is calculating the Interest Amount it will notify the Agent in writing of such amount as soon as practicable after its calculation and no later than three London business days prior to the associated Interest Payment Date.

(vii)	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4.2, whether by the Agent or the Independent Adviser, shall (in the absence of manifest error) be binding on the Issuer, the Guarantor, the Agent, the Trustee, the other Paying Agents and all Noteholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the Issuer, the Guarantor, the Noteholders or the Couponholders shall attach to the Agent, the Trustee or the Independent Adviser in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

4.3	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5.	PAYMENTS

5.1	Method of Payment

(a)	Subject as provided below:

(i)

payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Auckland, respectively, provided however that no payment may be made by transfer of funds to an account maintained in the United States or by cheque mailed to an address in the United States); and

(ii)

payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque (provided however that no payment may be made by transfer of funds to an account maintained in the United States or by cheque mailed to an address in the United States).

(b)	Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation).

5.2	Presentation of Definitive Notes and Coupons

(a)

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest (if any) in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used in this Condition 5, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

(b)

Fixed Rate Notes in definitive form (other than Floating Rate Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned in paragraph (a) above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8 (Prescription) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

(c)

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

(d)

Upon the date on which any Floating Rate Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

(e)

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

5.3	Payments in Respect of Global Notes

(a)

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States.

(b)

A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

5.4	General Provisions Applicable to Payments

(a)

The holder of a Global Note (or, as provided in the Trust Deed, the Trustee) shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note (or the Trustee, as the case may be) in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note (or the Trustee, as the case may be). No person other than the holder of the Global Note (or, as provided in the Trust Deed, the Trustee) shall have any claim against the Issuer or, as the case may be, the Guarantor in respect of any payments due on such Global Note.

(b)

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest (if any) in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest (if any) in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)

the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest (if any) on the Notes in the manner provided above when due;

(ii)

payment of the full amount of such principal and interest (if any) at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest (if any) in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.

5.5	Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

5.6	Interpretation of principal and interest

(a)	Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)

any additional amounts which may be payable with respect to principal under Condition 7 (Taxation) or under any undertaking given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	the Residual Call Early Redemption Amount (if any) of the Notes;

(vi)	the Make-Whole Redemption Amount(s) (if any) of the Notes;

(vii)	the Special Mandatory Redemption Amount(s) (if any) of the Notes;

(viii)	the Change of Control Redemption Amount(s) (if any) of the Notes;

(ix)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6.10 (Redemption and Purchase)); and

(x)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

(b)

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 (Taxation) or under any undertaking given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6.	REDEMPTION AND PURCHASE

6.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

6.2	Redemption for Tax Reasons

The Notes may be redeemed in whole but not in part only, at the option of the Issuer, at any time or, if the Notes are Floating Rate Notes, on any Interest Payment Date, in each case upon not more than 60 nor less than 15 days’ prior notice given in accordance with Condition 15 (Notices) (which notice will be irrevocable), at their Early Redemption Amount, together, if applicable, with interest accrued to (but excluding) the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (in the case of CH Capital UK, GlaxoSmithKline plc, and Haleon plc) or the laws or regulations of The Netherlands or of the United Kingdom (in the case of CH Capital BV) or any political subdivision or taxing authority thereof or therein (as applicable) affecting taxation, or any amendment to or change in an official application or interpretation of such laws or regulations, which amendment or change is effective on or after the Issue Date of the first Tranche of the Notes, the Issuer, or the Guarantor, will become obligated to pay any additional amounts pursuant to Condition 7 (Taxation) on the next succeeding Interest Payment Date in respect of the Notes and such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it; provided, however, that (1) no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Issuer, or as the case may be, the Guarantor, would be obliged to pay such additional amounts were a payment in respect of the Notes, or the Guarantee, as the case may be, then due and (2) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption pursuant to this paragraph the Issuer will deliver to the Trustee a certificate signed by two Directors of the Issuer, or as the case may be, the Guarantor, stating that the Issuer, or as the case may be, the Guarantor, is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred.

6.3	Redemption at the Option of the Issuer

This Condition 6.3 applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons pursuant to Condition 6.2 or pursuant to the Issuer Residual Call described in Condition 6.4 or pursuant to a Make-Whole Redemption by the Issuer as described in Condition 6.5 or pursuant to the Issuer Maturity Call described in Condition 6.6), such option being referred to as an “Issuer Call”. The applicable Pricing Supplement contains provisions applicable to any Issuer Call and must be read in conjunction with this Condition 6.3 for full information on any Issuer Call. In particular, the applicable Pricing Supplement will identify the Optional Redemption Date(s), the Optional Redemption Amount, any minimum or maximum amount of Notes which can be redeemed.

(a)	If Issuer Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given:

(i)	not less than 15 nor more than 60 days’ notice to the Noteholders in accordance with Condition 15 (Notices); and

(ii)	not less than 15 days (or such other shorter period as the Agent and the Trustee may agree) before the giving of the notice referred to in (i), notice to the Agent and the Trustee;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any partial redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be notified to Noteholders in accordance with Condition 15 (Notices) not less than 15 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 6.3 and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 15(Notices) at least five days prior to the Selection Date.

6.4	Issuer Residual Call Option

This Condition 6.4 applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons pursuant to Condition 6.2 or pursuant to the Issuer Call described in Condition 6.3 or pursuant to a Make-Whole Redemption by the Issuer as described in Condition 6.5 or pursuant to the Issuer Maturity Call described in Condition 6.6), such option being referred to as the “Issuer Residual Call”. The applicable Pricing Supplement contains provisions applicable to the Issuer Residual Call and must be read in conjunction with this Condition 6.4 for full information on the Issuer Residual Call. In particular, the applicable Pricing Supplement will identify the Residual Call Early Redemption Amount.

(a)

If Issuer Residual Call is specified as being applicable in the applicable Pricing Supplement and, at any time, the outstanding aggregate nominal amount of the Notes is 25 per cent. or less of the aggregate nominal amount of the Series issued, the Notes may be redeemed at the option of the Issuer in whole but not in part only, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than 15 and not more than 30 days’ notice to the Trustee and, in accordance with Condition 15 (Notices), the Noteholders (which notice shall be irrevocable) at the Residual Call Early Redemption Amount together, if appropriate, with interest accrued to (but excluding) the date of redemption.

(b)

Prior to the publication of any notice of redemption pursuant to this Condition 6.4, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the outstanding aggregate nominal amount of the Notes is 25 per cent. or less of the aggregate nominal amount of the Notes of the relevant Series originally issued. The Trustee shall be entitled to accept such certificate (without enquiry or liability to any person) as sufficient evidence of the satisfaction of the condition precedent set out above, in which event it shall be conclusive and binding on the Issuer, the Trustee, the Noteholders and the Couponholders and the Trustee will not be responsible for any loss that may be occasioned by the Trustee’s acting or relying on such certificate.

6.5	Make-Whole Redemption by the Issuer

This Condition 6.5 applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons pursuant to Condition 6.2 or pursuant to the Issuer Call described in Condition 6.3 or pursuant to the Issuer Residual Call described in Condition 6.4 or pursuant to the Issuer Maturity Call described in Condition 6.6), such option being referred to as “Make-Whole Redemption by the Issuer”. The applicable Pricing Supplement contains provisions applicable to Make-Whole Redemption by the Issuer and must be read in conjunction with this Condition 6.5 for full information on Make-Whole Redemption by the Issuer. In particular, the applicable Pricing Supplement will identify the Make-Whole Redemption Margin, the Reference Bond, the Quotation Time, the Reference Bond Reference Rate Determination Date and, if redeemable in part, any minimum or maximum amount of Notes which can be redeemed.

(a)

If Make-Whole Redemption by the Issuer is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than 15 nor more than 60 days’ notice to the Trustee and the Noteholders in accordance with Condition 15 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption (the “Make-Whole Redemption Date”)), redeem all or some only of the Notes then outstanding on any Make-Whole Redemption Date and at the Make-Whole Redemption Amount(s) together, if appropriate, with interest accrued to (but excluding) the relevant Make-Whole Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement.

(b)

In the case of a partial redemption of Notes, the Redeemed Notes will (i) in the case of Redeemed Notes represented by definitive Notes, be selected individually by lot, not more than 30 days prior to the relevant Make-Whole Redemption Date and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 (Notices) not less than 15 days prior to the relevant Make-Whole Redemption Date.

6.6	Issuer Maturity Call Option

This Condition 6.6 applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Issuer (other than for taxation reasons pursuant to Condition 6.2 or pursuant to the Issuer Call described in Condition 6.3 or pursuant to the Issuer Residual Call described in Condition 6.4 or pursuant to a Make-Whole Redemption by the Issuer as described in Condition 6.5), such option being referred to as the “Issuer Maturity Call”.

(a)	If Issuer Maturity Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may at its option, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15 (Notices); and

(ii)	not less than 15 days before giving the notice referred to in (i) above, notice to the Trustee and Agent,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all the Notes then outstanding, but not some only, on any Business Day during the period commencing on (and including) the day that is 90 days prior to the Maturity Date (the “Issuer Maturity Call Period Commencement Date”) to (and excluding) the Maturity Date, at the Final Redemption Amount specified in the applicable Pricing Supplement, together (if appropriate) with interest accrued (but unpaid) to (but excluding) the date fixed for redemption.

6.7	Redemption at the Option of the Noteholders (Investor Put)

(a)

If Investor Put is specified as being applicable in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 15 (Notices) not less than 15 nor more than 30 days’ notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

(b)

To exercise the right to require redemption of this Note the holder of this Note must deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by, if this Note is in definitive form, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control.

6.8	Special Mandatory Early Redemption

If Special Mandatory Early Redemption is specified as being applicable in the applicable Pricing Supplement, the Issuer shall notify the Trustee, the Paying Agent and the Noteholders in accordance with Condition 15 (Notices) within 15 days of the occurrence of a Special Mandatory Redemption Event (which notice shall be irrevocable and shall specify the date fixed for redemption). Within 45 days from (and including) the date of such notice, the Issuer shall redeem the Notes in whole, but not in part, at the Special Mandatory Redemption Amount together with interest accrued (but unpaid) to (but excluding) the date fixed for redemption.

The Trustee is under no obligation to ascertain whether a Special Mandatory Redemption Event or any event which could lead to the occurrence of or could constitute a Special Mandatory Redemption Event has occurred and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Special Mandatory Redemption Event or other such event has occurred.

6.9	Redemption for a Change of Control Put Event

(a)

If a Change of Control Put Option is specified as being applicable in the applicable Pricing Supplement and a Change of Control Put Event occurs, the holder of any such Note will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice the Issuer has given notice of redemption under Condition 6.2, 6.3, 6.4, 6.5, 6.6 or 6.8 hereof (if all Notes to be redeemed, where applicable))) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) all, but not some only, of such holder’s Notes on the Change of Control Put Date at the Change of Control Redemption Amount (as specified in the relevant Pricing Supplement), together with interest accrued (but unpaid) to (but excluding) the Change of Control Put Date.

(b)

Promptly, and in any event not later than seven calendar days, after becoming aware of the occurrence of a Change of Control Put Event, the Issuer shall notify the Trustee in writing and give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Condition 15 (Notices) specifying: (A) the nature of the Change of Control Put Event, (B) the procedure for exercising the Change of Control Put Option, (C) that a Change of Control Put Notice once given may not be revoked, (D) the last day of the Change of Control Put Period and (E) the Change of Control Put Date.

(c)

To exercise the Change of Control Put Option the holder of this Note must deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the period (the “Change of Control Put Period”) of 45 calendar days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Change of Control Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by, if this Note is in definitive form, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. The “Change of Control Put Date” shall be the date falling seven London business days after the expiration of the Change of Control Put Period.

(d)

A Change of Control Put Notice, once given, shall be irrevocable, except where prior to the Change of Control Put Date, an Event of Default has occurred and is continuing in which event the relevant Noteholder, at its option, may elect by notice to the Issuer to withdraw the Change of Control Put Notice and instead to instruct the Trustee to give notice that the Notes the subject of the Change of Control Put Notice are immediately due and payable under Condition 9 (Events of Default). The Notes shall then become immediately due and payable if the Trustee declares all of the Notes immediately due and payable in accordance with Condition 9 (Events of Default).

(e)	The Issuer shall redeem or purchase (or procure the purchase of) the Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled.

(f)

The Trustee is under no obligation to ascertain whether a Change of Control Put Event or any event which could lead to the occurrence of or could constitute a Change of Control Put Event has occurred and, until it shall have actual knowledge or notice pursuant to the Trust Deed to the contrary, the Trustee may assume that no Change of Control Put Event or other such event has occurred.

6.10	Early Redemption Amounts

For the purpose of paragraph 6.2 above and Condition 9 (Events of Default), each Note will be redeemed at the Early Redemption Amount calculated as follows:

(a)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

(b)

in the case of a Note (other than a Zero Coupon Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(c)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price;

“AY” means the Accrual Yield expressed as a decimal; and

“y” is the Day Count Fraction specified in the applicable Pricing Supplement which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (Fixed), Actual/365 or Actual/Actual (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

6.11	Purchases

The Issuer, the Guarantor or any other Subsidiary of the Guarantor may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer, the Guarantor or the relevant Subsidiary of the Guarantor, surrendered to any Paying Agent for cancellation.

6.12	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

6.13	Late Payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 or 6.9 above or upon its becoming due and repayable as provided in Condition 9 (Events of Default) is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph 6.10(c) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)

five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 15 (Notices).

7.	TAXATION

7.1

All payments of principal and interest (if any) by or on behalf of the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (together, the “Taxes”) of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Relevant Tax Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuer or the Guarantor (as the case may be) shall, subject to the final paragraph of this Condition 7 below, pay such additional amounts as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them had no such Taxes been required to be withheld or deducted; provided that no such additional amounts will be payable in respect of Notes or Coupons:

(a)

presented for payment by or on behalf of a Noteholder or Couponholder who is liable for such withheld or deducted Taxes by reason of his having some connection with a Relevant Tax Jurisdiction other than the mere holding of a Note or Coupon; or

(b)

to, or to a third party on behalf of, a Noteholder or Couponholder if such withholding or deduction may be avoided by the Noteholder or Couponholder complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption, unless such Noteholder or Couponholder proves that he is not entitled so to comply or to make such declaration or claim; or

(c)

presented for payment more than 30 days after the Relevant Date except to the extent that a Noteholder or Couponholder would have been entitled to payment of such additional amounts if he had presented his Note or Coupon for payment on the thirtieth day after the Relevant Date (assuming that day to have been a Payment Day; or

(d)	presented for payment by or on behalf of a Noteholder or Couponholder who would be able to avoid such withholding or deduction by presenting this Note or Coupon to another Paying Agent; or

(e)

where the Issuer is CH Capital BV, presented for payment by or on behalf of a Noteholder or Couponholder who is subject to such Taxes pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(f)	any combination of the above.

7.2

All payments of principal and interest (if any) by the Issuer or the Guarantor will be made in all cases subject to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or law implementing an intergovernmental approach thereto. Any such amounts withheld or deducted will be treated as paid for all purposes under the Notes, and no additional amounts will be paid in respect of the Notes or Coupons with respect to any such withholding or deduction.

8.	PRESCRIPTION

8.1	The Notes and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date therefor.

8.2

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5.2 (Presentation of Definitive Notes and Coupons) or any Talon which would be void pursuant to Condition 5.2 (Presentation of Definitive Notes and Coupons).

9.	EVENTS OF DEFAULT

9.1

The Trustee at its discretion may, and if so requested in writing by Noteholders holding at least one quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), (provided that, except in the case of the happening of the event mentioned in paragraph (a), (c) and (e)(i) below, the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders) give notice to the Issuer and the Guarantor, that the Notes are, and they shall thereby immediately become, due and repayable at their Early Redemption Amount (as described in Condition 6.10 (Purchases) together with accrued interest as provided in the Trust Deed (except in the case of Zero Coupon Notes to which the provisions of Condition 6.13 (Late

Payment on Zero Coupon Notes) apply), if any of the following events shall occur (each, following certification as aforesaid, an “Event of Default”) and be continuing:

(a)

the Issuer, failing whom the Guarantor, fails to pay the principal of any Notes within seven business days of the due date or fails to pay any interest (if any) in respect of the Notes within 14 business days of the due date and for the purposes of this paragraph “business day” shall mean a day (other than a Saturday or a Sunday) on which commercial banks are open for business in London; or

(b)

the Issuer defaults in performance or observance of or compliance with any of its other undertakings set out in the Notes or the Trust Deed or the Guarantor defaults in performance or observance of or compliance with any of its obligations under the Notes or the Trust Deed, which default is incapable of remedy or which, if capable of remedy, is not remedied to the Trustee’s satisfaction within 30 days (or such longer period as the Trustee may permit) after written notice requiring remedy of such default shall have been given to the Issuer and the Guarantor by the Trustee; or

(c)

any indebtedness for borrowed moneys of, or in relation to an indemnity or guarantee given by, either the Issuer, the Guarantor or any Principal Subsidiary, having in any particular case an outstanding principal amount of at least £100,000,000 (or its equivalent, from time to time, in any other currency), becomes due and payable prior to its stated maturity by reason of an event of default in relation thereto or is not paid on its due date or after any applicable period of grace; or

(d)

a distress or execution or other legal process is levied or enforced against, or an encumbrancer takes possession of, or an administrative or other receiver or an administrator is appointed of, the whole or any part (which is substantial in relation to the Guarantor and its Subsidiaries taken as a whole) of the assets or undertakings of the Issuer, the Guarantor or any Principal Subsidiary and is not stayed, removed, discharged or paid out within 30 days;

(e)

the Issuer, the Guarantor or any Principal Subsidiary (i) is unable to pay its debts generally as they fall due or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors generally or an effective resolution is passed or an order is made for the winding up of the Issuer, the Guarantor or any Principal Subsidiary or the Issuer, the Guarantor or any Principal Subsidiary stops payment of its obligations generally or (ii) ceases to carry on its business or a part thereof which is substantial in relation to the Guarantor and its Subsidiaries taken as a whole (except in any case for the purpose of a reconstruction, union, transfer, merger or amalgamation effected with the consent of the Trustee and except, in the case of a Principal Subsidiary, for the purpose of a reconstruction, union, transfer, merger or amalgamation pursuant to which all of its property, assets and undertaking are transferred to either the Issuer, the Guarantor, another Principal Subsidiary, or an entity that will, as a consequence of such transaction, become a Principal Subsidiary);or

(f)	the Guarantee ceases to be, or is claimed by the Issuer or the Guarantor not to be, in full force and effect.

9.2

A certificate signed by any two Directors of the Guarantor or by any one Director and a Secretary of the Guarantor to the effect that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of a manifest error, be conclusive and binding on all parties.

10.	REPLACEMENT OF NOTES, COUPONS AND TALONS

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11.	ENFORCEMENT

11.1

The Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer or the Guarantor as it may think fit to enforce any obligation, condition or provision binding on the Issuer or the Guarantor under the Notes or Coupons or under the Trust Deed, but shall not be bound to do so unless:

(a)	it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the nominal amount of the Notes outstanding; and

(b)	it has been indemnified and/or secured and/or prefunded to its satisfaction.

11.2

No Noteholder or Couponholder shall be entitled to institute proceedings directly against the Issuer or the Guarantor unless the Trustee, having become bound to proceed as aforesaid, (i) fails to do so within 60 days or (ii) is unable for any reason to do so, and such failure or inability is continuing.

12.	INDEMNIFICATION OF TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from any obligation to take proceedings to enforce repayment unless indemnified and/or secured to its satisfaction. The Trust Deed also contains provisions pursuant to which the Trustee is entitled inter alia, (i) to enter into business transactions with each Issuer, the Guarantor and/or any Subsidiary of the Guarantor and to act as trustee for the holders of any other securities issued or guaranteed by or relating to either Issuer, the Guarantor or any Subsidiary of the Guarantor, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

13.	PAYING AGENTS

13.1

The names of the initial Paying Agents and their initial specified offices are set out below. If any additional Paying Agents are appointed in connection with any Series of Notes, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.

13.2

The Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	it will at all times maintain an Agent;

(b)	there will at all times be a Paying Agent in a jurisdiction within Europe, other than the jurisdictions in which the Issuer and the Guarantor are incorporated; and

(c)

so long as the Notes are listed on any stock exchange or admitted to listing by another relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or such other relevant authority.

13.3

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5.4 (General Provisions Applicable to Payments). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 15 (Notices).

13.4

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer and the Guarantor and, in certain limited circumstances, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

14.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8 (Prescription).

15.	NOTICES

15.1

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that any such publication will be made in the Financial Times in London. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

15.2

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or admitted to trading by another relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or any relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

15.3

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative definitive Note or definitive Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent, the Trustee and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

16.	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

16.1

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including proposals to modify by Extraordinary Resolution these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that, at any meeting the business of which includes the modification of certain material terms and conditions of the Notes and provisions of the Trust Deed (as set out therein), the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than three-quarters, or at any adjourned such meeting not less than one-quarter, of the nominal amount of the Notes for the time being outstanding. A Resolution passed at any meeting of Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders. An Extraordinary Resolution may also be effected in writing executed by or on behalf of the persons holding or representing not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding or by way of electronic consents through Euroclear and Clearstream, Luxembourg (in a form satisfactory to the Trustee) by or on behalf of holders of not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other Series in certain circumstances where the Trustee so decides.

16.2

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification (subject as provided above) of, or to any waiver or authorisation of any breach or proposed breach of any provision of the Notes or the Trust Deed or determine without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or to any modification to correct a manifest or a formal, minor or technical error or an error which in the opinion of the Trustee is proven. In addition, the Trustee shall be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments to the circumstances and as otherwise set out in Condition 4.2(b)(v) without the consent of the Noteholders or Couponholders.

16.3

By their holding of the Notes each Noteholder shall be deemed without the need for any further action to have unconditionally and irrevocably (i) consented to any reduction in the capital of Haleon plc which is implemented within 6 months of the Demerger (the “Demerger Capital Reduction”), (ii) agreed not to object to the Demerger Capital Reduction, and (iii) appointed the Issuer, or such person as the Issuer shall nominate, as its agent to undertake all such acts and take all such steps on its behalf (including, without limitation, the execution and delivery of any documents to any court) as may be necessary or desirable for Haleon plc to implement the Demerger Capital Reduction.

16.4

When implementing any modification pursuant to this Condition 16, the Trustee shall not be obliged to agree to any modification which, in the sole opinion of the Trustee would have the effect of (i) exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or pre-funded to its satisfaction or (ii) increasing the obligations, responsibilities or duties, or decreasing the rights, powers, authorisations, discretions, indemnification or protections, of the Trustee under these presents (including, for the avoidance of doubt, any supplemental trust deed) in any way.

16.5

Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders as soon as practicable thereafter.

16.6

The Trustee may agree, without the consent of the Noteholders or Couponholders, to the substitution at any time or times of (i) any Associate (as defined in the Trust Deed) of the Issuer or any successor company of the Issuer or any such Associate, as the principal debtor under the Trust Deed and the Notes or (ii) any Successor in Business or Holding Company of the Guarantor, as guarantor under the Trust Deed and the Notes. Such agreement shall also be subject to the relevant provisions of the Trust Deed, such amendments thereof and such other conditions as the Trustee may approve or require. In the case of any proposed substitution, the Trustee may agree, without the consent of the Noteholders or Couponholders, to a change of the law governing the Notes, the Coupons and/or the Trust Deed, provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Noteholders.

16.7

In connection with the exercise of its powers, trusts, authorities and discretions (including but not limited to those in relation to any proposed modification, waiver, authorisation, determination, substitution or change of law as aforesaid), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided in Condition 7 (Taxation) or any undertaking given in addition thereto or in substitution therefor pursuant to the Trust Deed.

17.	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

18.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

19.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

19.1	Governing Law

The Trust Deed, the Agency Agreement, the Notes and the Coupons are governed by, and shall be construed in accordance with, English law. Any matter, claim or dispute arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes and the Coupons, whether contractual or non-contractual, is governed by, and shall be construed in accordance with, English law.

19.2	Submission to Jurisdiction

(a)

Each of the Issuer and the Guarantor has irrevocably agreed in the Trust Deed for the benefit of the Trustee, the Noteholders and the Couponholders, that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed, the Notes and the Coupons may be brought in such courts.

(b)

Each of the Issuer and the Guarantor has in the Trust Deed irrevocably and unconditionally waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum, hereby irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and hereby irrevocably waives any objection to the enforcement of that judgement in the courts of any other jurisdiction.

(c)

To the extent allowed by law, nothing contained in this Condition shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

20.	DEFINITIONS

In these Terms and Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Adjustment Spread” means a spread (which may be positive or negative) or formula or methodology for calculating a spread, which the relevant Independent Adviser determines is required to be applied to a Successor Reference Rate or an Alternative Reference Rate (as applicable) and is the spread, formula or methodology which:

(a)

in the case of a Successor Reference Rate, is formally recommended or formally provided as an option for parties to adopt in relation to the replacement of the Original Reference Rate with such Successor Reference Rate by any Relevant Nominating Body; or

(b)

in the case of a Successor Reference Rate for which no such recommendation has been made or in the case of an Alternative Reference Rate, the relevant Independent Adviser determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Original Reference Rate, where such rate has been replaced by such Successor Reference Rate or Alternative Reference Rate (as applicable); or

(c)

if no such customary market usage is recognised or acknowledged, the relevant Independent Adviser in its discretion determines (acting in good faith and in a commercially reasonable manner) to be appropriate in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Noteholders as a result of the replacement of the Original Reference Rate with such Successor Reference Rate or Alternative Reference Rate (as applicable).

“Alternative Reference Rate” means such rate as the Independent Adviser and the Issuer acting in good faith agree has replaced the relevant Original Reference Rate in customary market usage for the purposes of determining floating rates of interest (or the relevant component thereof), or, if the Independent Adviser and the Issuer agree that there is no such rate, such other rate as the Independent Adviser and the Issuer acting in good faith agree is most comparable to the relevant Original Reference Rate;

“Benchmark Event” means:

(a)	the relevant Original Reference Rate has ceased to be published on the Relevant Screen Page as a result of such benchmark ceasing to be calculated or administered; or

(b)

a public statement by the administrator of the relevant Original Reference Rate that it has or will, by a specified future date (the “Specified Future Date”), cease publishing such Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such Original Reference Rate); or

(c)

a public statement by the supervisor of the administrator of the relevant Original Reference Rate that such Original Reference Rate has been or will be, by a Specified Future Date, permanently or indefinitely discontinued; or

(d)

a public statement by the supervisor of the administrator of the relevant Original Reference Rate that means that such Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case by a Specified Future Date; or

(e)

there has taken place a change in customary market practice in the international debt capital markets applicable generally to floating rate notes denominated in the Specified Currency (determined according to factors including, but not limited, to public statements, opinions and publications of industries bodies and organisations) that, in the view of the Issuer (acting in good faith and commercially), such Original Reference Rate is no longer representative of an underlying market or the methodology to calculate such Original Reference Rate has materially changed; or

(f)

it has or will on or prior to a specified date within the following 6 months become unlawful for the Agent or the Issuer to calculate any payments due to be made to any Noteholder using the relevant Original Reference Rate (including, without limitation, under the Benchmarks Regulation, if applicable).

Notwithstanding the sub-paragraphs above, where the relevant Benchmark Event is a public statement within (b), (c) or (d) above and the Specified Future Date in the public statement is more than six months after the date of the public statement, the Benchmark Event shall not be deemed to occur until the date falling six months prior to such Specified Future Date.

“Benchmarks Regulation” means Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014, or such Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

“Business Day” means a day which is both:

(a)

a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in each Additional Business Centre specified in the applicable Pricing Supplement;

(b)	if TARGET2 System is specified as an Additional Business Centre in the applicable Pricing Supplement, a day on which TARGET2 is open; and

(c)

either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which TARGET2 (or any successor thereto) is open for the settlement of payments in euro.

“CA Selected Bond” means a government security or securities (which, if the Specified Currency is euro, will be a German Bundesobligationen) selected by the Calculation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;

“Calculation Agent” means a leading investment, merchant or commercial bank appointed by the Issuer for the purposes of calculating the relevant Make-Whole Redemption Amount, and notified to the Noteholders in accordance with Condition 15 (Notices);

“CH Group” means GlaxoSmithKline Consumer Healthcare Holdings (No.2) Limited and its Subsidiaries and Subsidiary Undertakings;

A “Change of Control” with respect to any Notes will be deemed to occur if, after the Guarantee Assumption Date:

(a)

a person or persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006, as amended) whose shareholders are or are to be substantially similar to the pre-existing shareholders of Haleon plc or any holding company of Haleon plc, shall become interested (within the meaning of Part 22 of the Companies Act 2006, as amended) in (A) more than 50 per cent. of the issued or allotted ordinary share capital of Haleon plc (or any holding company of Haleon plc or (B) shares in the capital of Haleon plc (or any holding company of Haleon plc) carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of Haleon plc or any holding company of the Haleon plc; or

(b)	Haleon plc ceases to own directly or indirectly, more than 50 per cent. of the outstanding share capital of the Issuer carrying voting rights normally exercisable at a general meeting of the Issuer.

“Change of Control Period” means the period commencing on and including the Relevant Announcement Date and ending on and including the date falling 90 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period described above) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days from and including the public announcement of such consideration);

“Change of Control Put Event” will be deemed to occur if a Change of Control has occurred and during the Change of Control Period either (i) a withdrawal or downgrade occurs to any one or more credit ratings assigned to the Notes so that none of the Rating Agencies then rating the Notes assign an Investment Grade rating to such Notes and, within the Change of Control Period, any one or more of such ratings is not subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade; provided that (A) where a rating has been changed, the relevant Rating Agency announces publicly or confirms in writing to the Issuer or Haleon plc that such change resulted, in whole or in part, in anticipation of, or as a result of the occurrence of, the Change of Control; (B) in the case of a Potential Change of Control Announcement, a Change of Control Put Event will be deemed to have occurred only if and when the Change of Control referred to in such Potential Change of Control Announcement subsequently occurs; and (C) if there is only one credit rating assigned to the Notes, a Change of Control Put Event can only occur if that credit rating changes so that the relevant Rating Agency does not assign an Investment Grade rating to the Notes or (ii) a Negative Rating Event occurs. For the avoidance of doubt, a Change of Control Put Event will not have occurred, where the Notes were rated by the Rating Agencies below Investment Grade on or before a Change of Control has occurred and such rating has not been withdrawn or downgraded as a result of the Change of Control;

“Day Count Fraction” means,

(a)	in respect of the calculation of an amount of interest in accordance with Condition 4.1:

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:

(a)

in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)

the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)

the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)

if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

Where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

In these Terms and Conditions:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	in respect of the calculation of an amount of interest in accordance with Condition 4.2:

(A)

if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified as being applicable in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(C)	if “Actual/360” is specified as being applicable in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(D)

if “30/360”, “360/360” or “Bond Basis” is specified as being applicable in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

Where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(E)

if “30E/360” or “Eurobond Basis” is specified as being applicable in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

“Demerger” means the separation and/or demerger (howsoever implemented) of the CH Group from GlaxoSmithKline plc with the result that (a) GlaxoSmithKline Consumer Healthcare Holdings (No.2) Ltd becomes a Subsidiary Undertaking of Haleon plc, and (b) Haleon plc is listed;

“Demerger Completion Notice” means a notice in writing signed by two Directors of GlaxoSmithKline plc, addressed to the Trustee and copied to the Noteholders pursuant to Condition 15 (Notices), certifying that the Demerger has occurred;

“Fitch” means Fitch Ratings Ltd and its successors;

“Guarantee Assumption Date” means the date on which GlaxoSmithKline plc ceases to hold a direct or indirect interest in the share capital of GlaxoSmithKline Consumer Healthcare Holdings (No.2) Ltd, other than as a result of any interest it may have in the share capital of Haleon plc, in order to implement the Demerger;

“Guarantee Assumption Notice” means a notice in writing signed by two Directors of GlaxoSmithKline plc, addressed to the Trustee and copied to the Noteholders pursuant to Condition 15 (Notices), certifying that the Guarantee Assumption Date has occurred;

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case selected and appointed by the Issuer at its own expense;

“Investment Grade” means in relation to the Notes: (a) a credit rating of BBB- or higher by S&P (or its equivalent under any successor rating category of S&P); (b) a credit rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating category of Moody’s); (c) a credit rating of BBB- or higher by Fitch (or its equivalent under any successor rating category of Fitch); or (d) an equivalent rating to either BBB- or Baa3, or higher, by any other Rating Agency;

“Make-Whole Redemption Amount” means:

(a)	the outstanding nominal amount of the relevant Note; or

(b)

if higher, the sum, as determined by the Calculation Agent, of the present values of the remaining scheduled payments of principal and interest on the Notes to the Maturity Date (or, if Issuer Maturity Call (in addition to Make-Whole Redemption) is specified as being applicable in the applicable Pricing Supplement, to the Issuer Maturity Call Period Commencement Date) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the relevant Make-Whole Redemption Date on an annual basis at the Reference Bond Reference Rate plus the Make-Whole Redemption Margin (if any) specified in the applicable Pricing Supplement;

“Moody’s” means Moody’s Investor Services Limited and its successors;

A “Negative Rating Event” shall be deemed to have occurred if at any time there is no rating assigned to the Notes by a Rating Agency and the Issuer does not, by the end of the Change of Control Period, obtain an Investment Grade rating in respect of such Notes;

“Original Reference Rate” means the Reference Rate originally specified for the purpose of determining the relevant Rate of Interest (or any relevant component part(s) thereof) applicable to the Notes (or, if applicable, any other Successor or Alternative Reference Rate (or component part thereof)) determined and applicable to the Notes pursuant to the earlier operation of Condition 4.2;

“Payment Day” means any day which (subject to Condition 8 (Prescription)) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	in the case of Notes in definitive form only the relevant place of presentation; and

(ii)	each Additional Financial Centre (other than TARGET2) specified in the applicable Pricing Supplement;

(b)	if TARGET2 is specified as an Additional Financial Centre in the applicable Pricing Supplement, a day on which TARGET2 is open; and

(c)

either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which TARGET2 is open;

“Potential Change of Control Announcement” means the earliest of any public announcement or statement by or on behalf of the Issuer or Haleon plc, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs;

“Principal Subsidiary” means a Subsidiary of the Relevant Group Holding Company whose total assets or total profits before interest payable and tax (“Gross Profits”) (attributable to the Relevant Group Holding Company) represent 10 per cent. or more of the consolidated total assets or consolidated Gross Profits (as the case may be) of the Relevant Group Holding Company and its Subsidiaries as reflected in the latest published audited consolidated financial statements of the Relevant Group Holding Company and its Subsidiaries (all as more particularly described in the Trust Deed); where total assets and total Gross Profits will, for such purposes, exclude assets and profits eliminated in the consolidation previously referred to in this definition;

“Rating Agencies” means (a) S&P; (b) Moody’s; (c) Fitch or (d) if at least two of S&P, Moody’s or Fitch do not make a rating of the Notes publicly available, any other internationally recognised rating agency appointed by the Issuer to assign a credit rating to the Notes which shall be substituted for S&P, Moody’s or Fitch or all of them, as the case may be, and each, a “Rating Agency”;

“Reference Bond” means (a) if CA Selected Bond is specified as being applicable in the applicable Pricing Supplement, the relevant CA Selected Bond or (b) if CA Selected Bond is not specified as being applicable in the applicable Pricing Supplement, the security specified in the applicable Pricing Supplement, provided that if the Calculation Agent advises the Issuer that, at the time at which the relevant Make-Whole Redemption Amount is to be determined, for reasons of illiquidity or otherwise, the relevant security specified is not appropriate for such purpose, such other central bank or government security as the Calculation Agent may, after consultation with the Issuer and with the advice of Reference Market Makers, determine to be appropriate;

“Reference Bond Price” means (a) the average of five Reference Market Maker Quotations for the relevant Make-Whole Redemption Date, after excluding the highest and lowest of such five Reference Market Maker Quotations (or, if there are two highest and/or two lowest quotations, excluding just one of such highest quotations and/or one of such lowest quotations, as the case may be), (b) if the Calculation Agent obtains fewer than five, but more than one, such Reference Market Maker Quotations, the average of all such quotations, or (c) if only one such Reference Market Maker Quotation is obtained, the amount of the Reference Market Maker Quotation so obtained;

“Reference Market Maker Quotations” means, with respect to each Reference Market Maker and any Make-Whole Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) quoted in writing to the Calculation Agent at the Quotation Time specified in the applicable Pricing Supplement on the Reference Bond Reference Rate Determination Date specified in the applicable Pricing Supplement;

“Reference Market Makers” means five brokers or market makers of securities such as the Reference Bond selected by the Calculation Agent or such other five persons operating in the market for securities such as the Reference Bond as are selected by the Calculation Agent in consultation with the Issuer;

“Reference Bond Reference Rate” means, with respect to any Make-Whole Redemption Date, the rate per annum equal to the equivalent yield to maturity of the Reference Bond, calculated using a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such Make-Whole Redemption Date. The Reference Bond Reference Rate will be calculated on the Reference Bond Reference Rate Determination Date specified in the applicable Pricing Supplement;

“Relevant Announcement Date” means the date that is the earlier of (a) the date of the first public announcement, by or on behalf of the Issuer, Haleon plc, any bidder or any designated adviser, of the relevant Change of Control and (b) the date of the Potential Change of Control Announcement (if any);

“Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, if the full amount of such money has not been received by the Agent or the Trustee prior to such date, or the date on which the full amount of such money having been so received by the Agent or Trustee, notice to that effect shall have been given in accordance with Condition 15 (Notices);

“Relevant Group Holding Company” means, before the Guarantee Assumption Date, GlaxoSmithKline plc and, with effect on and from the Guarantee Assumption Date, Haleon plc;

“Relevant Nominating Body” means, in respect of a Reference Rate:

(a)

the central bank for the currency to which such reference rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate; or

(b)

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (i) the central bank for the currency to which such reference rate relates, (ii) any central bank or other supervisory authority which is responsible for supervising the administrator of such reference rate, (iii) a group of the aforementioned central banks or other supervisory authorities, or (iv) the Financial Stability Board or any part thereof;

“Relevant Tax Jurisdiction” means, the United Kingdom in respect of the Guarantor and where the Issuer is CH Capital UK, the United Kingdom, and where the Issuer is CH Capital BV, the United Kingdom or The Netherlands, or in each case any political subdivision thereof or any authority thereof or therein having power to tax;

“S&P” means S&P Global Ratings UK Limited and its successors;

“Special Mandatory Redemption Amount” means the redemption price of the Notes specified as such in the applicable Pricing Supplement;

“Special Mandatory Redemption Event” means (i) the Demerger not having completed by the first anniversary of the Issue Date; or (ii) if earlier, GlaxoSmithKline plc releasing an announcement which makes public that it no longer intends to pursue the Demerger;

“Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006;

“Subsidiary Undertaking” has the meaning given to such term in section 1162 of the Companies Act 2006;

“Successor Reference Rate” means the rate that the relevant Independent Adviser determines is a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body; and

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 or any successor thereto.

SCHEDULE 2

Forms of Global and Definitive Notes, Coupons and Talons

Part 1 – Forms of Temporary Global Note

Part 1A

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

GSK CONSUMER HEALTHCARE CAPITAL UK PLC

(incorporated with limited liability in England and Wales)

TEMPORARY GLOBAL NOTE

guaranteed by

in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior to (but excluding) the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is attached hereto, of GSK Consumer Healthcare Capital UK plc (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed by the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 16 March 2022 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between (inter alios) the Issuer, GlaxoSmithKline plc and Haleon plc and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

For the purposes of this Temporary Global Note, “Guarantor” means (a) in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date (as defined in the Conditions), prior to (but excluding) the Guarantee Assumption Date, GlaxoSmithKline plc and, with effect from (and including) the Guarantee Assumption Date, Haleon plc and GlaxoSmithKline plc will be irrevocably and

[1]	Include if the maturity of the Notes is more than one year.

unconditionally discharged and released from all obligations and liabilities under the Trust Deed, the Notes, the Guarantee and (for the avoidance of doubt, subject as provided for in the Programme Agrement) other any other document entered into by GlaxoSmithKline plc in connection with the Programme and/or any issue of Notes thereunder, without the need for any further action on the part of any person and (b) in respect of Notes issued from (and including) the Guarantee Assumption Date, Haleon plc.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other paying agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg”, and together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or 3 of Schedule 1 hereto or in Schedule 2 hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either (a) Definitive Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) has either been endorsed on or attached to such Definitive Notes) or (b) either (if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note, which, in either case, is a Permanent Global Note in or substantially in the form set out in Part 2A of Schedule 2 to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement.

If Definitive Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 to the Permanent Global Note and the relevant space in Schedule 2 thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and Talons (if any) in the form(s) set out in Part 3, Part 4 and Part 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, for which purpose the bearer of this Global Note shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

For so long as all of the Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 6.7 and Condition 6.9 may be exercised by an accountholder giving notice to any Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to such Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Note to such Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law. The Issuer hereby submits to the jurisdiction of the English Courts for all purposes in relation to this Global Note.

A person who is not party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

GSK CONSUMER HEALTHCARE CAPITAL UK PLC

By:
Dated: [●]

Authenticated without recourse,
warranty or liability by
Deutsche Bank AG, London Branch as Agent

By:

Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[2]	This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

1

SCHEDULE 1*

Part 1 – Interest Payments

Date Made	Interest Payment Date	Total amount of Interest Payable	Amount of Interest Paid	Confirmation of payment on behalf of the Issuer

*	Schedule 1 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

2

Part 2 – Redemptions

Date Made	Total amount of principal Payable	Amount of principal paid	Remaining Nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

3

Part 3 – Purchases and Cancellations

Date Made	Part of nominal amount of this Global Note Purchased and Cancelled	Remaining Nominal Amount of this Global Note Following suc h Purchase and Cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

4

SCHEDULE 2*

Exchanges for Definitive Notes or Permanent Global Note

The following exchanges of a part of this Global Note for Definitive Notes or a Permanent Global Note have been made:

Date Made	Nominal amount of this Global Note exchanged for Definitive Notes or a Permanent Global Note	Remaining nominal Amount of this Global Note Following such Exchange*	Notation made on behalf of the Issuer

*	Schedule 2 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.
*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

5

Part 1B

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

GSK CONSUMER HEALTHCARE CAPITAL NL B.V.

[(a private limited liability company incorporated in the Netherlands)]

TEMPORARY GLOBAL NOTE

guaranteed by

in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior (but excluding) to the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is attached hereto, of GSK Consumer Healthcare Capital NL B.V. (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed by the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 16 March 2022 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between (inter alios) GlaxoSmithKline plc and Haleon plc and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

For the purposes of this Temporary Global Note, “Guarantor” means (a) in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date (as defined in the Conditions), prior to (but excluding) the Guarantee Assumption Date, GlaxoSmithKline plc and, with effect from (and including) the Guarantee Assumption Date, Haleon plc and GlaxoSmithKline plc will be irrevocably and unconditionally discharged and released from all obligations and liabilities under the Trust Deed, the Notes, the Guarantee and (for the avoidance of doubt, subject as provided for in the Programme Agreement) any other document entered into by GlaxoSmithKline plc in connection with the Programme, and/or any issue of Notes thereunder, without the need for any further action on the part of any person and (b) in respect of Notes issued from (and including) the Guarantee Assumption Date, Haleon plc.

[1]	Include if the maturity of the Notes is more than one year.

6

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent at or any of the other paying agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg” and together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or 3 of Schedule 1 hereto or in Schedule 2 hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global

7

Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Coupons and Talons appertaining thereto in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either (a) Definitive Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) has either been endorsed on or attached to such Definitive Notes) or (b) either (if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note, which, in either case, is a Permanent Global Note in or substantially in the form set out in Part 2B of Schedule 2 to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement.

If Definitive Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 to the Permanent Global Note and the relevant space in Schedule 2 thereto recording such exchange shall be signed by or on behalf of the Issuer.

8

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and Talons (if any) in the form(s) set out in Part 3, Part 4 and Part 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, for which purpose the bearer of this Global Note shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

For so long as all of the Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 6.7 and Condition 6.9 may be exercised by an accountholder giving notice to any Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to such Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Note to such Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law. The Issuer hereby submits to the jurisdiction of the English Courts for all purposes in relation to this Global Note.

A person who is not party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

9

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

GSK CONSUMER HEALTHCARE CAPITAL NL B.V.

By:

Dated: [•]

Authenticated without recourse, warranty or liability by
Deutsche Bank AG, London Branch as Agent

By:

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

10

SCHEDULE 1*

Part 1 – Interest Payments

Date Made	Interest Payment Date	Total amount of Interest Payable	Amount of Interest Paid	Confirmation of payment on behalf of the Issuer

*	Schedule 1 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

11

Part 2 – Redemptions

Date Made	Total amount of principal Payable	Amount of principal paid	Remaining Nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

12

Part 3 – Purchases and Cancellations

Date Made	Part of nominal amount of this Global Note Purchased and Cancelled	Remaining Nominal Amount of this Global Note Following such Purchase and Cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

13

SCHEDULE 2*

Exchanges for Definitive Notes or Permanent Global Note

The following exchanges of a part of this Global Note for Definitive Notes or a Permanent Global Note have been made:

Date Made	Nominal amount of this Global Note exchanged for Definitive Notes or a Permanent Global Note	Remaining nominal Amount of this Global Note Following such Exchange*	Notation made on behalf of the Issuer

*	Schedule 2 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.
*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

14

Part 2 – Forms of Permanent Global Note

Part 2A

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

GSK CONSUMER HEALTHCARE CAPITAL UK PLC

(incorporated with limited liability in England and Wales)

PERMANENT GLOBAL NOTE

guaranteed by

in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior (but excluding) to the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is attached hereto, of GSK Consumer Healthcare Capital UK plc (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed by the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 16 March 2022 (such Trust Deed as modified and/or supplemented and/or restated, the “Trust Deed”) and made between (inter alios) the Issuer, GlaxoSmithKline plc and Haleon plc and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

For the purposes of this Permanent Global Note, “Guarantor” means (a) in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date (as defined in the Conditions), prior to (but excluding) the Guarantee Assumption Date, GlaxoSmithKline plc and, with effect from (and including) the Guarantee Assumption Date, Haleon plc and GlaxoSmithKline plc will be irrevocably and unconditionally discharged and released from all obligations and liabilities under the Trust Deed, the Notes, the Guarantee and (for the avoidance of doubt, subject as provided for in the Programme Agreement) any other document entered into by GlaxoSmithKline plc in connection with the Programme and/or any issue of Notes thereunder, without the need for any further action on the part of any person and (b) in respect of Notes issued from (and including) the Guarantee Assumption Date, Haleon plc.

[1]	Include if the maturity of the Notes is more than one year.

15

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other paying agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg” and, together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or Part 3 of Schedule 1 hereto or in Schedule 2 hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

16

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(ii)	if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note,

details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole but not in part for Definitive Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) has been either endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(a)	upon not less than 60 days’ written notice being given to the Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)	upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(i)	an Event of Default has occurred and is continuing;

(ii)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(iii)

the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form and a certificate to such effect from two Directors of the Issuer has been given to the Trustee.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(B)

Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made on any day (other than a Saturday or a Sunday) on which banks are open for business in London by the bearer of this Global Note.

17

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the nominal amount of this Global Note most recently entered in the relevant column in Part 2 or 3 of Schedule 1 hereto or in Schedule 2 hereto). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and Talons (if any) in the form(s) set out in Part 3, Part 4 and Part 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, for which purpose the bearer of this Global Note shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

For so long as all of the Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 6.7 and Condition 6.9 may be exercised by an accountholder giving notice to any Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to such Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Note to such Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law. The Issuer hereby submits to the jurisdiction of the English Courts for all purposes in relation to this Global Note.

A person who is not party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to ensure any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available from that Act.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

18

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

GSK CONSUMER HEALTHCARE CAPITAL UK PLC

By:

Dated: [●] Authenticated without recourse, warranty or liability by Deutsche Bank AG, London Branch as Agent

By:

[1] Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

19

SCHEDULE 1*

Part 1 – Interest Payments

Date Made	Interest Payment Date	Total amount of Interest Payable	Amount of Interest Paid	Confirmation of payment on behalf of the Issuer

*	Schedule 1 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

20

Part 2 – Redemptions

Date Made	Total amount of principal Payable	Amount of principal paid	Remaining Nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

21

Part 3 – Purchases and Cancellations

Date Made	Part of nominal amount of this Global Note Purchased and Cancelled	Remaining Nominal Amount of this Global Note Following such Purchase and Cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

22

SCHEDULE 2*

Schedule of Exchanges

The following exchanges affecting the nominal amount of this Global Note have been made:

Date Made	Nominal amount of Temporary Global Note exchanged for this Global Note	Remaining nominal Amount of this Global Note Following such Exchange*	Notation made on behalf of the Issuer

*	Schedule 2 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.
*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

23

Part 2B

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

GSK CONSUMER HEALTHCARE CAPITAL NL B.V.

[(incorporated with limited liability in the Netherlands)]

PERMANENT GLOBAL NOTE

guaranteed by

in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior to (but excluding) the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is attached hereto, of GSK Consumer Healthcare Capital NL B.V. (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as completed by the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 16 March 2022 (such Trust Deed as modified and/or supplemented and/or restated, the “Trust Deed”) and made between (inter alios) GlaxoSmithKline plc and Haleon plc and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

For the purposes of this Permanent Global Note, “Guarantor” means (a) in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date (as defined in the Conditions), prior to (but excluding) the Guarantee Assumption Date, GlaxoSmithKline plc and, with effect from (and including) the Guarantee Assumption Date, Haleon plc and GlaxoSmithKline plc will be irrevocably and unconditionally discharged and released from all obligations and liabilities under the Trust Deed, the Notes, the Guarantee and (for the avoidance of doubt, subject as provided for in the Programme Agreement) any other document entered into by GlaxoSmithKline plc in connection with the Programme and/or any issue of Notes thereunder, without the need for any further action on the part of any person and (b) in respect of Notes issued from (and including) the Guarantee Assumption Date, Haleon plc.

[1]	Include if the maturity of the Notes is more than one year.

24

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other paying agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg” and, together with Euroclear, the “relevant Clearing Systems”). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Pricing Supplement or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part 2 or Part 3 of Schedule 1 hereto or in Schedule 2 hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule 1 hereto and the relevant space in Schedule 1 hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

25

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i)

if the Pricing Supplement indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(ii)

if the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole but not in part for Definitive Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) has been either endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(a)	upon not less than 60 days’ written notice being given to the Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)	upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(i)	an Event of Default has occurred and is continuing;

(ii)

the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(iii)

the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form and a certificate to such effect from two Directors of the Issuer has been given to the Trustee.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(B)

Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made on any day (other than a Saturday or a Sunday) on which banks are open for business in London by the bearer of this Global Note.

26

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the nominal amount of this Global Note most recently entered in the relevant column in Part 2 or 3 of Schedule 1 hereto or in Schedule 2 hereto). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and Talons (if any) in the form(s) set out in Part 3, Part 4 and Part 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, for which purpose the bearer of this Global Note shall be treated by the Issuer, the Guarantor the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

For so long as all of the Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Noteholders provided for in Condition 6.7 and Condition 6.9 may be exercised by an accountholder giving notice to any Paying Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instructions by Euroclear or Clearstream, Luxembourg or any common depositary for them to such Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of this Global Note to such Paying Agent for notation accordingly within the time limits set forth in the relevant Condition.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law. The Issuer hereby submits to the jurisdiction of the English Courts for all purposes in relation to this Global Note.

A person who is not party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to ensure any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available from that Act.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent and, if this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

27

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

GSK CONSUMER HEALTHCARE CAPITAL NL B.V.

By:
Dated:	[ • ]

Authenticated without recourse, warranty or liability by Deutsche Bank AG, London Branch as Agent

By:

[1]Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[1]	This should only be completed where the Pricing Supplement indicates that this Global Note is intended to be a New Global Note.

28

SCHEDULE 1*

Part 1 – Interest Payments

Date Made	Interest Payment Date	Total amount of Interest Payable	Amount of Interest Paid	Confirmation of payment on behalf of the Issuer

*	Schedule 1 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.

29

Part 2 – Redemptions

Date Made	Total amount of principal Payable	Amount of principal paid	Remaining Nominal amount of this Global Note following such redemption*	Confirmation of redemption on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

30

Part 3 – Purchases and Cancellations

Date Made	Part of nominal amount of this Global Note Purchased and Cancelled	Remaining Nominal Amount of this Global Note Following such Purchase and Cancellation*	Confirmation of purchase and cancellation on behalf of the Issuer

*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

31

SCHEDULE 2*

Schedule of Exchanges

The following exchanges affecting the nominal amount of this Global Note have been made:

Date Made	Nominal amount of Temporary Global Note exchanged for this Global Note	Remaining nominal Amount of this Global Note Following such Exchange*	Notation made on behalf of the Issuer

*	Schedule 2 should only be completed where the Pricing Supplement indicates that this Global Note is not intended to be a New Global Note.
*	See most recent entry in Part 2, 3 or 4 of Schedule 1 or Schedule 2 in order to determine this amount.

32

Part 3 – Form of Definitive Note

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[GSK Consumer Healthcare Capital UK plc/GSK Consumer Healthcare Capital NL B.V.]2

(incorporated with limited liability in [England and Wales/The Netherlands]4)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

guaranteed by

[in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior to (but excluding) the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)] 3

[in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)]4

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each (“Notes”) of [GSK Consumer Healthcare Capital UK plc/GSK Consumer Healthcare Capital NL B.V.] (the “Issuer”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon]/[set out in Schedule 1 to the Trust Deed (as defined below)] which shall be incorporated by reference herein and have effect as if set out hereon] as completed by the Pricing Supplement (the “Pricing Supplement”) (or the relevant provisions thereof) endorsed hereon but, in the event of any conflict between the provisions of the said Terms and Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. “Words” and “expressions” defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 16 March 2022 such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) and made between (inter alios) the Issuer, GlaxoSmithKline plc and Haleon plc and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [the Maturity Date] [the Interest Payment Date falling in the Redemption Month] or on such earlier date as this Note may become due and repayable in accordance with the

[1]	Include if the maturity of the Notes is more than one year.
[2]	Delete as applicable.
[3]	Include in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date.
[4]	Include in respect of Notes issued from (and including) the Guarantee Assumption Date.

33

Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

Title to this Note and to any Coupon or Talon appertaining hereto shall pass by delivery. The Issuer may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

[GSK CONSUMER HEALTHCARE CAPITAL UK PLC/GSK CONSUMER HEALTHCARE CAPITAL NL B.V.]5

By:

Dated:	[ ]

Authenticated without recourse, warranty or liability by
Deutsche Bank AG, London Branch

By:

[5]	Delete as applicable.

34

Terms and Conditions of the Notes

[Terms and Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Guarantor, the Agent, the Trustee, and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange.]

35

Pricing Supplement

Here to be set out text of Pricing Supplement relating to the Notes (or the relevant provisions thereof)

36

Part 4 - Form of Coupon

On the front:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[GSK CONSUMER HEALTHCARE CAPITAL UK PLC /GSK CONSUMER HEALTHCARE CAPITAL NL B.V.]2

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

guaranteed by

[in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior to (but excluding) the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)]3

[in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)]4

Series No. [                ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]5.

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on[ ], [ ]]

[1]	Include if the maturity of the Notes is more than one year.
[2]	Delete as applicable.
[3]	Include in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date.
[4]	Include in respect of Notes issued from (and including) Guarantee Assumption Date.
[5]	Delete where the Notes are all of the same denomination.

37

Part B

[For Floating Rate Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on the Interest Payment Date falling in [ ] [ ].	Coupon due in [ ] [ ]

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[GSK CONSUMER HEALTHCARE CAPITAL UK PLC /GSK CONSUMER HEALTHCARE CAPITAL NL B.V.]6

By:

[6]	Delete as applicable.

38

Part 5 – Form of Talon

On the front:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[GSK CONSUMER HEALTHCARE CAPITAL UK PLC /GSK CONSUMER HEALTHCARE CAPITAL NL B.V.]2

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

guaranteed by

[in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date prior to (but excluding) the Guarantee Assumption Date

GLAXOSMITHKLINE plc

(incorporated with limited liability in England and Wales)

and

with effect from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)]3

[in respect of Notes issued from (and including) the Guarantee Assumption Date

HALEON plc

(incorporated with limited liability in England and Wales)]4

Series No. [            ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].5

On and after [            ] further Coupons [and a further Talon]6 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[1]	Include if the maturity of the Notes is more than one year.
[2]	Delete as applicable.
[3]	Include in respect of Notes issued prior to (but excluding) the Guarantee Assumption Date.
[4]	Include in respect of Notes issued from (and including) the Guarantee Assumption Date.
[5]	Delete where the Notes are all of the same denomination.
[6]	Not required on last coupon sheet.

39

[GSK CONSUMER HEALTHCARE CAPITAL UK PLC /GSK CONSUMER HEALTHCARE CAPITAL NL B.V.]7

By:

[7]	Delete as applicable.

40

On the back of Coupons and Talons:

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London

EC2N 2DB

PAYING AGENT

[•]

[•]

and/or such other or further Agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

41

SCHEDULE 3

Provisions for Meetings of Noteholders

1.

(a)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(A)

that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

II.	the surrender of the certificate to the Paying Agent who issued the same; and

(B)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(A)

it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

I.	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

II.

the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

42

(B)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(C)

the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(D)

one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (C) above as set out in such document;

(iii)

“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)

“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(b)

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in subparagraph 1(a)(i)(A) or 1(a)(ii)(A) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in subparagraph 1(a)(ii)(B) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

43

2.

The relevant Issuer, the Guarantor or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one twentieth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place (which need not be a physical place and instead may be held by way of audio or video conference call) as the Trustee may appoint or approve.

3.

At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 15. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer) and to the Guarantor (unless the meeting is convened by such Guarantor).

4.

A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the relevant Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.

At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-tenth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to clause 20.2, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)

reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

44

(d)	the sanctioning of any such scheme or proposal as is described in paragraph 18(i) below; and

(e)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than three-quarters of the nominal amount of the Notes for the time being outstanding.

6.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one quarter of the nominal amount of the Notes for the time being outstanding.

7.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.

Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.

At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

45

10.

Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.

The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.

The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or, as the case may be, the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 or 11 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor any Subsidiary of the relevant Issuer or the Guarantor, any Holding Company of the relevant Issuer or the Guarantor or any other Subsidiary of such Holding Company. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(a)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(b)

on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.

Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if the Trustee so requires) be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

46

17.

Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours and 48 hours respectively before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.

A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer, any Guarantor, the Trustee, any Appointee and the Noteholders and Couponholders or any of them.

(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, Couponholders, the relevant Issuer or any Guarantor or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which shall be proposed by the relevant Issuer, any Guarantor, the Trustee or any Noteholder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)

Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(j)	Power to approve the substitution of any entity for the relevant Issuer (or any previous substitute) as principal debtor under these presents.

47

19.

Any resolution passed (i) at a meeting of the Noteholders duly convened and held in accordance with these presents, (ii) passed as an Extraordinary Resolution in writing in accordance with these presents or (iii) passed by way of electronic consents given by holders through the relevant Clearing Systems in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 15 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.

The expression “Extraordinary Resolution” when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of holders of not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding who would have been entitled to vote upon it if it had been proposed at a meeting at which they were present, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders; or (c) consent given by way of electronic consents through the relevant Clearing Systems (in a form satisfactory to the Trustee) by or on behalf of holders of not less than 75 per cent. of the nominal amount of the Notes for the time being outstanding.

21.

Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.

(a)

If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)

a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)

a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

48

(iv)

to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)

If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in pounds sterling in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 (or such other amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.

Subject to all other provisions of these presents the Trustee may without the consent of the relevant Issuer, any Guarantor, the Noteholders or the Couponholders prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). In addition, the relevant Issuer may request the Trustee to consent to further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat (including in relation to holding virtual meetings by way of audio or video conference call) and the Trustee may grant such consent provided that it is of the opinion that granting such consent is not materially prejudicial to the interests of the Noteholders. Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant clearing system. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 15 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

49

SIGNATORIES

Executed as a deed by	)	Michael John Rowe
as attorney for	)
GSK CONSUMER HEALTHCARE CAPITAL UK PLC	)
in the presence of	)	Timothy Woodthorpe

		Signature of attorney	/s/ Michael John Rowe
		Signature of witness	/s/ Timothy Woodthorpe
		Name of witness	Timothy Woodthorpe
		Name of witness	GSK House
		Address of witness	980 Great West Road
Brentford TW8 9GS
		Occupation of witness	GSK Group Treasurer

Executed as a deed by as attorney for GSK CONSUMER HEALTHCARE CAPITAL NL B.V. by:	) ) ) )	Michael John Rowe

/s/ Michael John Rowe
Name: Michael Rowe

[Signature page to the Trust

Deed]

Executed as a deed by	)	Timothy Woodthorpe
as attorney for	)
GLAXOSMITHKLINE PLC	)
in the presence of	)	Michael John Rowe

		Signature of attorney	/s/ Timothy Woodthorpe
		Signature of witness	/s/ Michael John Rowe
		Name of witness	Michael John Rowe
		Address of witness	GSK House
980 Great West Road
Brentford TW8 9GS
		Occupation of witness	CH Group Treasurer

Executed as a deed by	)	Michael John Rowe
as attorney for	)
HALEON PLC	)
in the presence of	)	Timothy Woodthorpe

		Signature of attorney	/s/ Michael John Rowe
		Signature of witness	/s/ Timothy Woodthorpe
		Name of witness	Timothy Woodthorpe
		Address of witness	GSK House
980 Great West Road
Brentford TW8 9GS
		Occupation of witness	GSK Group Treasurer

[Signature page to the Trust

Deed]

Executed and delivered as a deed by DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee acting by:

/s/ Ranjit Mather		/s/ Adam Wilson
Attorney	In the presence of:	Witness signature

Adam Wilson
Witness name (in capitals)

/s/ Sue Ferguson		/s/ Adam Wilson
Attorney	In the presence of:	Witness signature

Adam Wilson
Witness name (in capitals)

[Signature page to the Trust

Deed]